EXHIBIT 4-I

       THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                  DATED AS OF MAY 11, 1999

                     BY AND BETWEEN

                   QUALITY DINING, INC.
                          AND
                      GAGHC, INC.,
                     as Borrowers,

                          AND

           THE BANKS WHICH ARE PARTY HERETO AND

        CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
     (f/k/a Texas Commerce Bank National Association),
                  as Administrative Agent

                         AND

                    NBD BANK, N.A.,
                 as Documentation Agent

                         AND

                    NATIONSBANK, N.A.,
                       as Co-Agent



ARTICLE I.  DEFINITIONS                  1
ARTICLE II.  THE ADVANCES               14
2.1. Advances.                          14
2.2. Election by Borrower               18
2.3. Increased Costs; Capital Adequacy  19
2.4. Liquidation Fee                    21
2.5. Basis for Determining LIBOR Rate
     Inadequate or Unfair               21
2.6. Payments                           22
2.7. Setoff; etc                        22
2.8. Sharing                            23
2.9. Commitment Fee                     23
2.10.Amendment Fees                     24
2.11.Lending Branch                     24
2.12.Letters of Credit                  24
2.13. Application of Payments and
      Collections                       26
2.14. Extension of Termination Date     28
ARTICLE III.  CONDITIONS PRECEDENT      28
3.1. Conditions Precedent to
     Effectiveness                      28
3.2. Conditions Precedent
     to All Advances                    30
ARTICLE IV.  REPRESENTATIONS AND
             WARRANTIES                 31
4.1. Organization; etc                  31
4.2. Due Authorization                  31
4.3. Subsidiaries                       32
4.4. Validity of the Agreement; etc.    32
4.5. Financial Statements               32
4.6. Litigation; etc                    33
4.7. Compliance with Law                33
4.8. ERISA Compliance                   33
4.9. Title to Assets                    33
4.10.Indebtedness                       34
4.11.Use of Proceeds                    34
4.12.Margin Stock                       34
4.13.Investment Company Act             34
4.14.Unregistered Securities            34
4.15.Public Utility Holding
     Company Act                        34
4.16.Accuracy of Information            34
4.17.Tax Returns; Audits                34
4.18.Environmental and Safety
     Regulations                        35
4.19.Forecasts                          35
4.20.Solvency                           36
4.21.No Default                         36
4.22.Subsidiary Guarantors              36
4.23.Year 2000 Compliance               36







ARTICLE V.  CERTAIN AFFIRMATIVE COVENANTS  37
5.1. Financial Information; etc            37
5.2.Maintenance of Corporate Existence;etc 38
5.3. Payment of Taxes; etc                 39
5.4. Compliance with Laws                  39
5.5. Books and Records; etc                39
5.6. Insurance                             39
5.7. Conduct of Business                   40
5.8. Maintain Business                     40
5.9. ERISA                                 40
5.10.Changes to GAAP                       40
5.11.Use of Proceeds                       41
5.12.Subsidiary Guaranty                   41
5.13.Security Documents                    42
5.14.Year 2000 Compliance                  43
5.15.Survival of Warranties
     and Representations                   43
ARTICLE VI.  CERTAIN FINANCIAL COVENANTS
AND NEGATIVE COVENANTS                     43
6.1. Fixed Charge Coverage Ratio           43
6.2. Ratio of Funded Debt to Pro Forma
     Consolidated Cash Flow                44
6.3. Limitations on Indebtedness           44
6.4. Liens                                 45
6.5. Dividends, Stock Purchases and
     Restricted  Payments                  46
6.6. Sales of Assets                       47
6.7. Mergers and Consolidations            47
6.8. Preferred Stock of Subsidiaries       47
6.9. Disposition of Securities of
     a Subsidiary                          48
6.10.Investments                           48
6.11.Transactions with
      Affiliates                           48
6.12. Capital Expenditures                 49
6.13. Acquisitions                         49
6.14. SPE                                  49
6.15. Rate Hedging Obligations             49
6.16. Franchise Agreements                 49
ARTICLE VII.  EVENTS OF DEFAULT            50
7.1. Events of Default                     50
7.2. Action If Event of Default            51
7.3. Remedies                              52
ARTICLE VIII.  THE AGENT                   52
8.1.      Appointment and Authorization    52
8.2. Power                                 52
8.3. Employment of Counsel; etc            53
8.4. Reliance                              53
8.5. General Immunity                      53
8.6. Credit Analysis                       54
8.7. Agent and Affiliates                  54
8.8. Indemnification                       55
8.9. Successor Administrative Agent        55
8.10.          Agents' Fees                56
8.11.          Collateral Matters          56
ARTICLE IX. AMENDMENT AND RESTATEMENT      56
9.1. Amendment and Restatement of Existing
Credit Agreement                           56
9.2. Master Assignment                     56
9.3. Replacement Notes                     58
9.4. Security Documents                    59
9.5. Release of Subject Assets             59
ARTICLE X.  MISCELLANEOUS                  59
10.1.Waivers, Amendments; etc              59
10.2.Payment Dates                         60
10.3.Notices                               60
10.4.Costs and Expenses                    60
10.5.Indemnification                       60
10.6.Severability                          61
10.7.Cross-References                      61
10.8.Headings                              61
10.9.Governing Law                         61
10.10.Successors and Assigns               61
10.11.Execution in Counterparts            63
10.12.Joint and Several Liability          63
10.13.Financial Information                63
10.14.Consent to Jurisdiction              63
10.15.Waiver of Jury Trial                 64


SCHEDULE I  -  Commitments

ANNEX I-List of Jurisdictions in which the Borrower is Qualified to Do Business

ANNEX II-List of Subsidiaries; Jurisdiction of Incorporation and Stock Ownership

ANNEX III-Indebtedness;Liens

ANNEX IV-Investments

ANNEX V-Description ofReal Property

EXHIBIT A -    Form of Note

EXHIBIT B -    Notice of Borrowing
EXHIBIT C -    Legal Opinion of Counsel

EXHIBIT D -    Form of Assignment Agreement

THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Third Amended and Restated
Revolving Credit Agreement dated as of May 11,
1999 by and between Quality Dining, Inc., an Indiana corporation, and GAGHC, Inc., a Delaware corporation, as Borrowers, the banks now or hereafter parties hereto (the "Banks"), Chase Bank of Texas, National Association, in its capacity as Administrative Agent for the Banks (in its capacity as such, and together with any successor administrative agent hereunder, the
"Administrative Agent"), NBD Bank, N.A. in its capacity as Documentation Agent for the Banks (in such capacity, the "Documentation Agent") and NATIONSBANK, N.A. in its capacity as Co-Agent for the Banks (in such capacity, the "CoAgent").


WHEREAS, the Borrowers have requested and the Banks have agreed to amend the Existing Credit
Agreement (as defined below);


WHEREAS, the Borrowers, the Banks and the Agents have agreed to enter into this Agreement in order to amend and restate the Existing Credit
Agreement; and


WHEREAS, it is the intention of the
parties to this Agreement that this Agreement not constitute a novation of the obligations under the Existing Credit Agreement and that, from and after the Effective Date, the Existing Credit Agreement shall be amended and restated hereby and all references herein to "hereunder," "hereof," or words of like import and all references in any other Loan Document to the "Credit Agreement" or words of like import shall mean and be a reference to the Existing Credit Agreement as amended and restated hereby.


NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrowers by the Banks and the Agents, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS


The following terms when used in
this Agreement shall, except where the context otherwise requires, have the following meanings
(such definitions to be equally applicable to the singular and plural forms thereof):

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after September 11, 1998, by which either of the Borrowers and/or their respective Subsidiaries
(other than SPE) (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or
(ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power)of the outstanding partnership interests of a partnership (any such target business, assets, corporation, partnership or the like herein referred to as a "Target").

"Acquisition Closing Date" means
the date of the consummation of any Acquisition of any Target under the terms of this Agreement.

"Adjusted LIBOR Rate" shall mean a rate per annum determined pursuant to the following formula:

                                      LIBOR Rate
                          --------------------------------------
 Adjusted LIBOR Rate =           1 - Reserve Requirement

     "Advance" shall mean an Advance as described in Section 2.1(a).

     "Affiliate" shall include, with respect to any Person, any Person which directly or indirectly controls, is controlled by, or is under common control with such party and in addition, in the case of the Borrower and each Subsidiary, each officer, director, stockholder, joint venture and partner of the Borrower and each Subsidiary.
For purposes of this definition, a Person shall be deemed to control another Person if the controlling Person owns directly or indirectly five percent (5%) or more of the shares of stock of the controlled Person or possesses, directly or indirectly, thepower to direct or cause the direction of the management and policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" shall mean each of the Administrative
Agent, the Documentation Agent and the Co-Agent, and "Agents" shall mean the Administrative Agent, the Documentation Agent and the Co-Agent collectively.

     "Agreement" shall mean this Third Amended and Restated Revolving Credit Agreement as originally executed and as amended, modified or supplemented from time to time.

     "Banks" shall mean the Banks referenced in the preamble hereto or any assignee or successor thereto.

     "Base Rate" shall mean, for any day, a
fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day, and
(ii) the Federal Funds Rate plus 0.50%.

     "Base Rate Loan" shall mean, as of any date, an Advance designated as a "Base Rate Loan" pursuant to Section 2.2.

     "Board of Directors" shall mean the Board of Directors of QDI, GAGHC or any Subsidiary
Guarantor, as applicable.

     "Borrower" shall mean each of QDI and GAGHC; and "Borrowers" shall mean QDI and GAGHC together.

     "Business Day" shall mean any day on which commercial banks are not authorized or required to close in Houston, Texas and if such day relates to an event, a transaction or a notice in respect of a LIBOR Base Loan, a day which is also a day on which dealings in U.S. Dollar deposits are carried out in the London interbank market.

     "Capital Expenditure" shall mean any
expenditure by a Borrower or any Subsidiary in respect of the purchase or other acquisition of assets which, in conformity with GAAP, are included in the property, plant, equipment, or other fixed asset accounts reflected in the consolidated balance sheet of QDI.

     "Capital Lease" shall mean a lease of (or other agreement conveying the right to use) real and/or personal property, which obligation is, or in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the
Financial Accounting Standards Board) is required to be, classified and accounted for as a capital lease on a balance sheet of such Person.

     "Capital Lease Obligations" shall mean, with respect to any Person, any obligation of such Person to pay rent or other amounts under a Capital Lease and for purposes of this Agreement the amount of each Capital Lease Obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "CBT" shall mean Chase Bank of Texas, National
Association, in its individual capacity.

     "Change of Control" shall mean the ownership, through purchase or otherwise (including the agreement to act in concert without anything more), by any Person or group of Persons (other than one or more of Daniel B. Fitzpatrick, the spouse, children or grandchildren or the heirs of Daniel B. Fitzpatrick or any trusts created for their benefit) acting in concert, directly or indirectly, in one or more transactions, of (i) beneficial ownership or control of securities representing more than 30% of the combined voting power of QDI's Voting Stock or (ii) substantially all of the assets of QDI.


      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" shall mean, for each Bank for any period, the amount appearing opposite such Bank's name under the heading "Commitments" in
Schedule I, as such amount may be reduced pursuant to Section 2.1(b) or temporarily adjusted pursuant to Section 2.1(d) and as said Schedule I may be amended from time to time pursuant to Section
10.1; provided, however, that the aggregate
Commitments of all Banks shall not exceed
$80,000,000. "Consolidated Capital Expenditures" shall mean, for any fiscal period, the sum of all Capital Expenditures made by the Borrowers and their consolidated Subsidiaries during such period.

     "Consolidated Cash Flow" of any person shall mean, for any period for which the amount thereof is to be determined, Consolidated Net Income of such Person for such period, plus (to the extent deducted in determining Consolidated Net Income and without duplication to adjustments to net income of such Person (determined in accordance with GAAP) made in the determination of Consolidated Net Income) (i) provisions for any
Federal, state or local taxes during such period,
(ii) interest expense of such Person during such period and (iii) depreciation and amortization of such Person during such period, and (iv) other non-cash income or expenses of such Person during such period.

     "Consolidated Net Income" shall mean, for any period for which the amount thereof is to be determined, the net income (or net losses) of QDI and its Subsidiaries on a consolidated basis as determined in accordance with GAAP after deducting, to the extent included in computing said net income and without duplication, (i) the income (or deficit) of any Person (other than a Subsidiary) in which QDI or any of its Subsidiaries has any ownership interest, except to the extent that any such income has been actually received by QDI or such Subsidiary in the form of cash dividends or similar cash distributions, (ii) any income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of QDI or merges into or consolidates with QDI or another of its Subsidiaries, (iii) the gain or loss (net of any tax effect) resulting from the sale, exchange or disposal of any capital assets,
(iv) any gains or losses, or other income (net of any tax effect in respect thereof) which is nonrecurring or otherwise properly classified as extraordinary in accordance with GAAP, (v) income resulting from any reappraisal, reevaluation or writeup of any assets, (vi) any portion of the net income of the Subsidiaries which for any reason is not available for distribution, and (vii) the proceeds of any life insurance policy on the life of any officer, director or employee of QDI or any of its Subsidiaries.

     "Default" shall mean any event which if continued uncured would, with notice or lapse of time or both, constitute an Event of Default.

     "Earnings Available for Fixed Charges" shall mean, for any period for which the amount thereof is to be determined, the sum of (without duplication): (i) the Consolidated Cash Flow of
QDI and its Subsidiaries for such period, and (ii) the rents and other payments (exclusive of property taxes, property and liability insurance premiums and maintenance costs) made by QDI and its Subsidiaries during such period under Operating Leases.

"Effective Date" shall mean the later of May 11, 1999 and the date on which the conditions set forth in Article III are satisfied.

"ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended,
and any successor statute of similar import, together with the regulations thereunder and under the Code, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.


"ERISA Affiliate" shall mean any
corporation, trade or business that is, along with QDI or any of its Subsidiaries, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections
414(b) and 414(c), respectively, of the Code or
Section 4001 of ERISA.

"Event of Default" shall mean any Event of Default described in Article VII.


"Existing Credit Agreement" shall mean the Second Amended and Restated Revolving Credit
Agreement dated as of September 11, 1998 by and between, QDI, GAGHC, the Banks which are a party thereto (the "Existing Banks") and CBT, as Agent, and NBD Bank, N.A., as Documentation Agent.

"Existing Notes" shall mean the promissory notes issued by the Borrowers in favor of the Existing Banks evidencing the Loans outstanding under the Existing Credit Agreement.

     "Federal Funds Rate" means a fluctuating interest rate per annum equal for each day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding
Business Day) by the Federal Reserve Bank of New
York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three
Federal funds brokers of recognized standing selected by it.

"Fixed Charges" shall mean, for any period for which the amount thereof is to be determined, the sum of the following (without duplication): (i)
Interest Expense of QDI and its Subsidiaries for such period, plus (ii) all rents and other payments (exclusive of property taxes, property and liability insurance premiums and maintenance costs) which are made by QDI and its Subsidiaries during such period under Operating Leases in respect of which QDI or any of its Subsidiaries is obligated as a lessee or user or as a guarantor of the obligations of a lessee or user, plus (iii) Capital Lease Obligations paid or required to be paid by QDI or any of its Subsidiaries during such period, plus (iv) the Principal Requirement for such period.

"Franchise" in respect of any Person shall mean all rights of such Person as a franchisee pursuant to a Franchise Agreement relating to one or more of the businesses conducted by such
Person or an Affiliate of such Person.

      "Franchise Agreement" in respect of any
Person shall mean each of the franchise
agreements to which such Person is a party as franchisee, as any of the same may from time to time be amended, modified, supplemented or restated.


"Funded Debt" of any Person shall mean all Indebtedness owed or guaranteed by such Person which by its terms matures more than one year from the date of creation or which is renewable at the option of the obligor for more than one year from such date whether or not theretofore renewed.


"GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the term of this Agreement except for such changes as are in accordance with the generally accepted accounting principles in effect at the time of such change and shall be concurred in by the certified public accountants certifying the financial statement of QDI and its Subsidiaries. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.


"GAGHC" shall mean GAGHC, Inc., a Delaware corporation, and its successors and assigns, and any surviving, resulting or transferee corporation.


"Guarantee(s)" shall mean all guarantees, sales with recourse, endorsements (other than for collection or deposit in the ordinary course of business) and other obligations (contingent or otherwise) by any Person to pay, purchase, repurchase or otherwise acquire or become liable upon or in respect of any Indebtedness of any other Person, and, without limiting the generality of the foregoing, all obligations
(contingent or otherwise) by any Person to purchase products, supplies or other property or services for any Person under agreements requiring payment therefor regardless of the non-delivery or non-furnishing thereof, or to make investments in any other Person, or to maintain the capital, working capital, solvency or general financial conditions of any other Person, or to indemnify any other Person against and hold him harmless from damages, losses and liabilities, all under circumstances intended to enable such other Person or Persons to discharge any Indebtedness or to comply with agreements relating to such Indebtedness or otherwise to assure or protect creditors against loss in respect of such Indebtedness. The amount of any Guarantee shall be deemed to be the amount of the Indebtedness of, or damages, losses or liabilities of, the other Person or Persons in connection with which the Guarantee is made or to which it is related unless the obligations under the Guarantee are limited to a determinable amount, in which case the amount of such Guarantee shall be deemed to be such determinable amount.


"Indebtedness" of any Person shall mean and include, as of any date as of which the amount thereof is to be determined, (i) all obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of Property; (ii) all Guarantees of such Person; (iii) all indebtedness, liabilities and other obligations secured by any Lien on or in respect of Property of such Person, whether or not liability has been assumed by such Person for the payment of such obligations; (iv) all indebtedness, liabilities and other obligations of such Person arising under any conditional sale or other title retention agreement, whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property; (v) all obligations of such Person as an account party in respect of letters of credit and bankers acceptances; (vi) all net obligations of such Person in respect of Rate
Hedging Obligations and (vii) Capital Lease
Obligations of such Person.


"Indebtedness Ratio" shall mean, as of any date of determination thereof, the ratio of (i)
Funded Debt of QDI and its Subsidiaries as of such date, excluding, however, for purposes of this calculation, any obligations in respect of letters of credit (to the extent undrawn) securing insurance and workers' compensation programs of QDI and its Subsidiaries, to (ii) the Pro Forma Consolidated Cash Flow of QDI and its
Subsidiaries for the twelvemonth period ending on such date.


"Interest Expense" shall mean, for any
period for which the amount thereof is to be determined, the consolidated interest expense of QDI and its Subsidiaries, including all interest on Indebtedness (including imputed interest related to Capitalized Leases), all amortization of debt discount and expense and Rate Hedging
Obligations of the Borrowers and their
Subsidiaries, to the extent required to be reflected on the income statement of QDI and its Subsidiaries on a consolidated basis in accordance with GAAP.


"Interest Period" shall mean, with respect to any LIBOR Base Loan, the period designated by a Borrower for the computation of interest commencing on the date the relevant Advance is made and ending on the date which is one (1), two
(2), three (3) or six (6) months thereafter. For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding date in the next calendar month, provided, however, that if there is no numerically corresponding day in the month in which an Interest Period is to end or if an Interest Period begins on the last day of a calendar month, such Interest Period shall end on the last Business Day of such calendar month and provided further that no Interest Period may extend beyond the Termination Date.


"Investment" shall mean any purchase of
capital stock, obligations or other securities of any Person, any contribution of capital to any Person, any loan, advance or extension of credit to any Person or other investment or acquisition of any interest in any Person.

"Junior Subordinated Note" shall mean the junior subordinated note dated October 20,
1997 in the original principal amount of $10,000,000 issued by Bruegger's Corporation to QDI, and thereafter assigned by QDI to Southwest
Dining, Inc., as it may be amended, modified, restated or replaced from time to time.


"LIBOR Base Loan" shall mean, for any
Interest Period, an Advance designated as a LIBOR Base Loan pursuant to Section 2.2.

"LIBOR Rate" shall mean for each Interest Period the rate of interest per annum as determined by the Administrative Agent (rounded upward, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16th of 1%)) at which deposits of United States
Dollars in immediately available and freely transferable funds are offered at 11:00 A.M.
London time two (2) Business Days prior to the commencement of such Interest Period to the Administrative
Agent or its agent in the London interbank market for a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Base Loan to be outstanding during such Interest Period.


"Lien" shall mean:  (a) any interest in
Property (whether real, personal or mixed and whether tangible or intangible) which secures the payment of indebtedness or an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on the common law, statute or contract, including, without limitation, any such interest arising from a mortgage, charge, pledge, security agreement, conditional sale, Capital Lease or trust receipt, or arising from a lease, consignment or bailment given for security purposes, and (b) any exception to or defect in the title to or ownership interest in such Property, including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, leases and licenses. For purposes of this Agreement, a Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other person for security purposes.


"Loan" shall mean, individually or
collectively, as the case may be, a Base Rate
Loan or a LIBOR Base Loan.


"Loan Document" shall mean, individually or collectively, as the case may be, this Agreement, the Notes, the Subsidiary Guaranty, the Reaffirmation of Subsidiary Guaranty and each Security Document, each as originally executed and as amended, modified or supplemented from time to time.


"Material Adverse Occurrence" shall mean any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which could materially adversely affect the business, properties, operations or condition, financial or otherwise, of QDI and its Subsidiaries or could materially impair the ability of QDI or its Subsidiaries to perform its obligations under the Loan Documents.


"Monthly Payment Date" shall mean the first
Business Day of each calendar month, commencing on the first of such dates to occur after the Effective Date.


"Mortgage Transaction" shall mean one or more transactions (a) pursuant to which (i) QDI and/or a Subsidiary thereof sells for fair consideration all or a portion of the Subject
Assets to a SPE, (ii) QDI and/or its Subsidiaries lease from such SPE the Subject Assets which were sold to such SPE, as contemplated by clause (i) above, and (iii) none of QDI and its Subsidiaries
(other than such SPE) have entered into any Guarantee in respect of any of the obligations of such SPE and (b) in respect of which the aggregate annual rentals and other payments
(exclusive of property taxes, property and liability insurance premiums and maintenance costs) shall not exceed the annual mortgage payments payable by the SPEs to unaffiliated third parties.


"Net Proceeds" shall mean, with respect to any sale of assets, the proceeds of such sale net of (i) direct out-of-pocket costs and expenses of such sale, (ii) federal and state income taxes, sales taxes, transfer taxes or similar taxes imposed on the seller on account of such sale, and (iii) amounts, if any, required to be paid with respect to Indebtedness secured by any Lien on such assets which is senior in priority to the Lien of the Administrative Agent, if any, on such assets.

"Northern" shall mean The Northern Trust Company, in its individual capacity.


"Note(s)" shall mean, individually or
collectively, as the case may be, each of the promissory notes, substantially in the form of Exhibit A attached hereto, made by the Borrowers payable to the order of each of the Banks to evidence the Advances made by such Bank, and such other promissory notes accepted by the Banks in exchange for or in substitution of any such Notes.

"Note Pledge Agreement" shall mean the Note
Pledge Agreement dated as of October 22,
1997 by and between Southwest Dining, Inc. and the Administrative Agent for the benefit of the Banks, as it may be amended, modified, restated or replaced from time to time.


"Notice of Borrowing" shall mean the notice in the form of Exhibit B attached hereto to be delivered to the Administrative Agent pursuant to
Section 2.1(d).


"Obligations" shall mean (i) all loans
(including the Loans), Advances, debts,
liabilities, obligations, covenants and duties owing by the Borrowers or the Subsidiary
Guarantors to the Administrative Agent, the Banks or any Bank of any kind or nature, present or future, arising under this Agreement or any other
Loan Document, whether evidenced by any note, guaranty or other instrument, whether for the payment of money or in kind, whether arising by reason of any extension of credit, issuing, guaranteeing or confirming of a letter of credit, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment or purchase), absolute or contingent, due or to become due, and however acquired and (ii) all Rate Hedging Obligations owing at any time or from time to time by the Borrowers or the Subsidiary Guarantors, or any of them, to the Banks or any Bank. The term includes, without limitation, all principal, interest, fees, charges, expenses, reasonable attorneys' fees, and any other sum chargeable to the Borrowers or the Subsidiary Guarantors under this Agreement on any other Loan Document or in connection with any Rate Hedging Obligation.


"Operating Lease" shall mean a lease
(excluding Capital Leases) of Property to which
QDI or any of its Subsidiaries is a party as lessee having an unexpired term (including any periods of renewal or extension which may be exercised at the option of the lessor or lessee) in excess of one year.

"PBGC" shall mean the Pension Benefit Guaranty
Corporation and any entity succeeding
to any or all of its functions under ERISA.


"Percentage" shall mean, with respect to each Bank, the percentage derived from dividing such Bank's Commitment by the sum of the aggregate Commitments for all Banks; provided that after the termination of the Commitments, "Percentage" shall mean, with respect to each Bank, the percentage derived by dividing the principal amount outstanding of such Bank's Note by the aggregate principal amount outstanding of all Notes.


"Permitted Disposition" shall mean (i) any sale by a Borrower or any Subsidiary of inventory in the ordinary course of its business and on usual and customary terms, (ii) any sale of a past due receivable for collection only in the ordinary course of business, (iii) any sale of assets of a Subsidiary to QDI or a Subsidiary
Guarantor, (iv) any sale of equipment no longer used or useful in the business of a Borrower or any Subsidiary and (v) any sale or lease by a Borrower or any Subsidiary of any other assets
(including without limitation the capital stock of any Subsidiary), provided that no sale or financing of assets by the Borrower or a Subsidiary described in clause (v) above shall be a Permitted Disposition unless the Net Proceeds of such sale or financing are applied within twelve months (x) to prepay Funded Debt of the Borrowers and/or (y) to acquire replacement assets having equal or greater value.


"Permitted Investment" shall mean any of the following Investments made by QDI or any of its Subsidiaries in any Person: (i) obligations, with a maturity of less than two years from the date of acquisition thereof, issued by or unconditionally guaranteed by the United States of America or an agency or instrumentality thereof backed by the full faith and credit of the United States of America; (ii) direct obligations of any state of the United States, any subdivision or agency thereof or any municipality therein which are rated by Standard
& Poor's Corporation ("S&P") or Moody's Investors Service, Inc.
("Moody's") in one of the top two rating classifications and maturing within two years of the date of acquisition thereof; (iii) certificates of deposit or banker's acceptances, maturing within two years of the date of acquisition thereof, issued by commercial banks organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating not less than $100 million and whose unsecured long-term debt is rated in one of the top two rating classifications by S&P or Moody's; (iv) commercial paper of any corporation organized under the laws of the United States or any state thereof, rated in one of the top two rating classifications by S&P or Moody's and with a maturity of less than 270 days from the date of acquisition thereof; (v) Investments of QDI in and to any Wholly-Owned Subsidiary of QDI (other than any SPE) and Investments of any Wholly-Owned
Subsidiary of QDI in and to QDI or any Wholly-
Owned Subsidiary of QDI (other than SPE), including any Investments in a corporation which after giving effect thereto will become a Wholly-
Owned Subsidiary; (vi) Investments existing as of the date of this Agreement, as disclosed on Annex
IV; (vii) Investment of not in excess of $1,000,000 in a joint venture for the construction and ownership of an office building;
(viii) the Junior Subordinated Note; and (ix)
Investment in SPEs in an aggregate amount not to exceed $40,000,000.


"Person" shall mean any natural person,
corporation, firm, joint venture, partnership, limited liability company, association, trust or other entity or organization, whether acting in an individual, fiduciary or other capacity, or any government or political subdivision thereof or any agency, department or instrumentality thereof.

"Plan" shall mean each employee benefit plan or other class of benefits covered by Title IV of ERISA, in either case whether now in existence or hereafter instituted, of QDI, any of its Subsidiaries or any ERISA Affiliate.


"Pledge Agreement" shall mean the Pledge
Agreement, dated as of October 31, 1997, entered into by certain of QDI's Subsidiaries in favor of the Administrative Agent for the benefit of the Banks, as it may be amended, modified, restated or replaced from time to time.


"Pledgor" shall mean each of the Borrowers and their respective Subsidiaries and Affiliates which is a party to the Pledge Agreement, the Note Pledge Agreement, the Security Agreement or any other Security Document at any time or from time to time.


"Preferred Stock" shall mean any class of capital stock of a Person with respect to which mandatory payments are required or with respect to which a payment (of interest, dividends or return of capital) has a preference or priority over the making of a similar payment on any other class of capital stock of such Person.


"Prime Rate" shall mean the rate announced by CBT from time to time as its prime rate, changing as and when such prime rate changes; CBT may lend to its customers at rates that are at, above or below the Prime Rate.


"Principal Requirements" shall mean, for any period for which the amount thereof is to be determined, all payments of principal made or required to be made by QDI and its Subsidiaries during such period on Indebtedness for borrowed money (other than Capital Leases).


"Pro Forma Consolidated Cash Flow" shall mean, for any period for which the amount thereof is to be determined, Consolidated Cash Flow of QDI and its Subsidiaries during such period;
provided that (i) in respect of any Acquisition consummated during such period the Consolidated
Cash Flow thereof shall be calculated on a pro forma basis as if such Acquisition had occurred on the first day of such period, and (ii) in respect of any Property developed during such period, the Consolidated Cash Flow of such Property shall be the Consolidated Cash Flow of such Property for the portion of such period that such Property has been in operation annualized for such period.


"Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"QDI" shall mean Quality Dining, Inc., an Indiana corporation, and its successors and assigns, and any surviving, resulting or transferee corporation.

"Rate Hedging Obligations" shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates applicable to such party's assets or liabilities, including but not limited to interest rate swaps, basis swaps, interest rate floors, interest rate collars, interest rate caps, forward rate agreements or other similar rate protection transactions, or any combination of or option with respect to any of the foregoing, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

"Real Property" shall mean all real property or interests therein wherever situated now, heretofore or hereafter owned, leased or utilized by QDI or any of its Subsidiaries.

"Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve
System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.


"Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve
System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.


"Regulatory Change" shall mean any
change after the date hereof in any (or the adoption after the date hereof of any new):

(a) Federal or state law or foreign law applying to a class of financial institutions (including an Agent or one or more of the Banks); or

(b) regulation, interpretation, directive or request (whether or not having the force of law) applying to a class of financial institutions (including an Agent or one or more of the Banks) of any court or governmental authority charged with the interpretation or administration of any law referred to in clause
(a) of this definition or of any fiscal, monetary or other authority having jurisdiction over an Agent or any Bank.

"Required Banks" shall mean Banks (excluding
Banks whose failure to fund an advance
have not been cured) whose Percentage, in the aggregate, equals or exceeds 51%.


"Reserve Requirement" shall mean, for any Interest Period for any LIBOR Base Loan, the sum
(expressed as a decimal) of (a) the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest
Period under Regulation D by member banks of the Federal Reserve System against "Eurocurrency liabilities" and (b) any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined or (ii) any category of extensions of credit or other assets which includes a LIBOR
Base Loan.


"Restricted Payments Basket" as of any date shall mean, for the period from October 26, 1998 through such date of determination, (a) the sum of (i) the Consolidated Cash Flow of QDI and its Subsidiaries for such period and (ii) the Net
Proceeds of any sale of assets received by the Borrowers and/or their Subsidiaries during such period, less (b) the sum of (i) the aggregate amount of Capital Expenditures during such period, (ii) the aggregate Principal Requirements during such period, (iii) the aggregate Capital
Lease Obligations during such period, (iv) the aggregate Interest Expense during such period,
(v) the aggregate amount of taxes (federal, state and local) paid or payable by the Borrowers and their Subsidiaries during such period and (vi) the aggregate amount of Net Proceeds of any sale of assets required to be applied to the prepayment of the Loans pursuant to Section 2.1(h)(ii) of this Agreement.


"Security Agreement" shall mean the Pledge and Security Agreement dated as of September 11, 1998, entered into by the Borrowers and certain of their respective Subsidiaries in favor of the Administrative Agent for the benefit of the Banks, as it may be amended, modified, restated or replaced from time to time.


"Security Document" shall mean the Pledge
Agreement, the Note Pledge Agreement, the
Security Agreement and each other mortgage, assignment, pledge or security agreement or document executed from time to time by any person in favor of the Administrative Agent for the benefit of the Banks, to secure all or any portion of the Obligations, as said agreements or documents may be amended, modified, restated or replaced from time to time.
"SPE" shall mean one or more Delaware
corporations, each of which is being established as a single purpose entity for the purpose of engaging in a Mortgage Transaction, and its successors and assigns, and any surviving, resulting or transferee corporation.
"Subject Assets" shall mean the parcels of real property identified in Annex V hereto and the equipment (including fixtures) located on such parcels of real property, to the extent such real property and equipment are sold as part of a Mortgage Transaction.


"Subsidiary" of any Person shall mean (i) any corporation of which more than 50% of the outstanding shares of capital stock of any class or classes having ordinary voting power for the election of directors (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is now or hereafter owned directly or indirectly by such Person, by such Person and one or more of its Subsidiaries, or by one or more of such Person's other Subsidiaries, and
(ii) any partnership, association, limited liability company, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner or has a 50% or more equity interest at the time.

"Subsidiary Guaranty" shall mean the
Subsidiary Guaranty dated December 21, 1995 entered into by each of the Subsidiary
Guarantors, in favor of Northern, as agent for the benefit of the Banks, as reaffirmed as of the Effective Date by each such Subsidiary Guarantor in favor of the Administrative Agent hereunder for the benefit of the Banks. Notwithstanding the foregoing, for so long as any Indebtedness described in subsection (e) of Section 6.3 remains outstanding, each of the SPEs shall for all purposes of this Agreement be deemed not to be a "Subsidiary Guarantor".


"Subsidiary Guarantor" shall mean each of Bravokilo, Inc., Southwest Dining, Inc., Full
Service Dining, Inc., Grayling Corporation,
GAGLC, Inc., Grady's American Grill Restaurant
Corporation, Grady's Inc. and Grady's American
Grill, LP and each other Person which shall hereafter be or become a WhollyOwned Subsidiary of QDI and shall become a party to the Subsidiary
Guaranty.


"Termination Date" shall mean the date which is the earlier of (a) October 31, 2002, or such later date as may be established pursuant to
Section 2.14, or (b) the date upon which the obligation of the Banks to make Advances is terminated pursuant to Section 2.1(c).


"Unfunded Obligations" shall mean at any time the obligations of the Borrowers to CBT in respect of undrawn amounts of Letters of Credit.
Each Unfunded Obligation will be deemed to be in an amount equal to the undrawn amount of the relevant Letter of Credit.


"Unused Portion" shall mean, as of any date, the excess of the aggregate Commitments on such date over the sum of the aggregate outstanding principal amount of the Advances and the aggregate stated amount of the outstanding
Letters of Credit on such date.


"Voting Stock" shall mean stock or similar interests of any class or classes (however designated), the holders of which are generally and ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or Persons performing similar functions) of a corporation or other business entity.


"Wholly-Owned Subsidiary" shall mean a
Subsidiary in which all voting shares (except for directors' qualifying shares, if any) are owned by QDI and/or one or more Wholly Owned
Subsidiaries of QDI.


Other terms defined herein shall have the meanings ascribed to them herein.

ARTICLE II.
THE ADVANCES

2.1. Advances.

(a) Commitments. Each Bank severally agrees, subject to the terms and conditions hereinafter set forth, to make an advance (each an "Advance") to the Borrowers from time to time on any Business Day during the period from the date hereof and ending on the Termination Date;
provided, however, that no Bank shall be required to make any Advance if, after giving effect to such Advance, the aggregate outstanding principal amount of all Advances made by such Bank would exceed such Bank's Commitment. Each borrowing under this Section 2.1(a) shall consist of Advances made on the same day by the Banks ratably in accordance with their respective
Commitments. Within the limits set forth above, the Borrowers may borrow, prepay and reborrow pursuant to this Section 2.1(a). Each Advance shall be in an aggregate minimum amount of $500,000.00.


(b)  Reduction of Commitments.

(i) The Borrowers, or either of them, at any time on at least three (3) Business Days' prior written notice to the Administrative Agent (which shall promptly notify each Bank),may reduce the Commitments pro rata among the Banks permanently in a minimum aggregate amount of $100,000.00;
provided, however, that the Borrowers may not reduce any such Commitments below an amount equal to the sum of the principal amount then outstanding on the Notes plus the aggregate amount of the Letters of Credit issued and outstanding.

(ii) The aggregate Commitments of the Banks shall be automatically and permanently reduced pursuant to Section 2.1(h)(ii) hereof.

(c) Termination. The obligation of the Banks to make Advances shall terminate:

(i) Upon written notice by the Borrowers to the Administrative Agent (which shall promptly notify each Bank) at any time when no amount is outstanding on the Notes and no Letters of Credit are outstanding hereunder;

(ii) Immediately and without further action upon the occurrence of an Event of Default described in clauses (f) and (g) of
Section 7.1; or

(iii)     Immediately when any Event of Default
(other than of the nature specified in clauses
(f) and (g) of Section 7.1) shall have occurred and be continuing and either: (A) the Required
Banks shall have demanded payment of the Notes or
(B) the Required Banks shall soelect by giving written notice to the Borrowers for purposes of this clause. (d) Manner of Borrowing. Either Borrower may request an Advance by delivering to the Administrative Agent in respect of each requested
Advance a written Notice of Borrowing (which may be transmitted by telecopier) or by oral notice to the Administrative Agent confirmed by a written Notice of Borrowing (which may be transmitted by telecopier), indicating thereon the amount of the Advance requested, by not later than 10:00 a.m. (Houston, Texas time) on the Business Day preceding the Business Day on which an Advance is to be made; provided, however, if such Advance is to be made as a LIBOR Base Loan, such Borrower shall give such Notice of Borrowing to the Administrative Agent by not later than 10:00 a.m. (Houston, Texas time) on the third
Business Day preceding the Business Day on which an Advance is to be made. Any such Notice of Borrowing given by a Borrower shall be irrevocable. Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Bank thereof. By not later than 2:00 p.m. (Houston, Texas time) on the requested Business Day of an Advance, each Bank shall make available to the Administrative Agent, at its address referred to in Section 10.3, in immediately available funds, the amount of such Bank's Advance. After (and subject to) the
Administrative Agent's receipt of such funds and upon satisfaction of the applicable conditions set forth in Article III, the Administrative
Agent shall make such Advance available to the requesting Borrower by transferring the amount thereof in immediately available funds for credit to an account (other than a payroll account) maintained by such Borrower at the Administrative
Agent, or otherwise as directed by such Borrower.
If the Administrative Agent shall receive less than all the amounts payable by the Banks in accordance with this Section 2.1, the Administrative Agent shall make available to the requesting Borrower such amount as it shall actually have received. Unless the Administrative
Agent shall have been notified by any Bank prior to the date of an Advance that such Bank does not intend to make available to the Bank its portion of such Advance, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in reliance upon such assumption, make available to the requesting Borrower a corresponding amount. If and to the extent any Bank shall not have made available its Advance to the Administrative Agent on the date of any Advance, the Administrative Agent shall notify such Bank and CBT of such Bank's failure and, if such Bank fails to make its Advance, CBT may in its sole discretion make an Advance (the "OverAdvance") to repay the Administrative Agent forthwith on demand a corresponding amount and the Bank which failed to make its Advance agrees to repay CBT forthwith on demand a corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to CBT at the interest rate applicable during such period to the Advances and the principal amount repaid by such Bank shall constitute such Bank's Advance for purposes of this Agreement. In the event any Bank fails to make available its Advance to the Administrative
Agent on the date of any Advance and CBT elects not to make an OverAdvance, such Bank and the Borrowers severally agree to repay to the Administrative Agent forthwith upon demand such corresponding amount together with interest thereon for each day from the date such amount is made available by the Administrative Agent to the date such amount is repaid to the Administrative
Agent at the rate applicable to such Advance.  If
CBT makes any Over-Advance, CBT's and such other
Bank's relevant Commitments shall be temporarily increased and decreased, respectively, by the amount of the Over-Advance and any payments allocable to such other Bank shall be paid to CBT until the principal of and interest on the Over-
Advance shall be paid in full. The failure of any Bank to make any Advance to be made by it shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Advance. No Bank shall be responsible for the failure of any other Bank to make an Advance to be made by such Bank on the date of any such Advance. The Administrative Agent shall promptly give the Borrowers notice of any Bank's failure to make its Advance. Each request for an Advance shall be deemed a representation and warranty by the Borrowers, binding upon each of the Borrowers, that all conditions precedent to such Advance under Article III are satisfied as of the date of such request and as of the date of such Advance.

(e) Revolving Credit Notes. The Advances (other than any OverAdvance) made by a Bank shall be evidenced by, and be payable in accordance with the terms of, the Note made by the Borrowers payable to the order of such Bank in a principal amount equal to the Commitment of such Bank;
subject, however, to the provisions of such Note to the effect that the principal amount payable thereunder at any time shall not exceed the then unpaid principal amount of the Advances made by such Bank. Each of the Borrowers hereby irrevocably authorizes each Bank to make or cause to be made, at or about the time of each Advance made by such Bank, an appropriate notation on the records of such Bank, reflecting the principal amount of such Advance, and such Bank shall make or cause to be made, on or about the time of receipt of payment of any principal of any Advance, an appropriate notation on its records reflecting such payment and such Bank will, prior to any transfer of any of such Note, endorse on the reverse side thereof the outstanding principal amount of the Advances evidenced thereby. Failure to make any such notation shall not affect the Borrowers' obligations in respect of such Advances. The aggregate amount of all Advances set forth on the records of such Bank shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's
Note. The aggregate amount of all Over-Advances set forth on the records of CBT shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the OverAdvances.
Upon request of the Borrowers, or either of them, each Bank agrees to provide the Borrowers with a written summary of the records maintained by it under this Section 2.1(e).

(f) Interest on Advances. The Borrowers agree to pay interest on the aggregate outstanding principal amount of the Advances as follows:

(A) with respect to any Advance constituting a Base Rate Loan, at a fluctuating rate per annum equal to the Base Rate; and

(B) with respect to any Advance constituting a LIBOR Base Loan, at a rate per annum equal at all times during the Interest Period relating to such LIBOR Base Loan to the sum of the Adjusted LIBOR
Rate, plus the Applicable Margin (as determined in accordance with Section 2.1(g)).

The Borrowers agree to pay interest on any overdue installment of principal of or interest on any Advance from the due date thereof until paid, (i) in the case of any Base Rate Loan, at a rate per annum at all times equal to the sum of the rate in effect thereon plus 1.50% per annum and (ii) in the case of any LIBOR Base Loan, at a rate per annum equal to the sum of 1.50% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period then applicable thereto and thereafter at a rate per annum equal to the sum of 1.50% per annum plus the Base Rate from time to time in effect.

Interest accrued on each Advance shall be payable (A) with respect to each Base Rate Loan, on each Monthly Payment Date; and (B) with respect to each LIBOR Base Loan, on the last day of each Interest Period applicable thereto and in the case of any Interest Period in excess of three (3) months, on each date occurring at three
(3) month intervals after the first day of such Interest Period. Interest accrued after the Termination Date shall be payable upon demand.
No provision of this Agreement or the Notes shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law. Interest shall be calculated for actual days elapsed on the basis of a 360 day year.

(g)  Determination of Applicable Margin.

(i)  The Applicable Margin in respect of any
LIBOR Base Loan shall be determined by reference to the table set forth below on the basis of the Indebtedness Ratio determined by reference to the most recent financial statements delivered pursuant to Section 5.1(a) or 5.1(b).

Indebtedness Ratio                       Applicable Margin
------------------------                 -----------------------

Greater than 4.50:1.00                        3.00%

Less than or equal to 4.50:100
but greater than 4.00:100                     2.75%

Less than or equal to 4.00:1.00
but greater than 3.50:100                     2.50%

Less than or equal to 3.50:1.00
but greater than 3.00:100                     2.25%

Less than or equal to 3.00:1.00
but greater than 2.50:100                     1.75%

Less than or equal to 2.50:100                1.25%


(ii) Upon receipt of the financial statements delivered pursuant to Section 5.1(a) or Section 5.1(b), as applicable, the Applicable
Margin shall be adjusted, such adjustment being effective on the tenth Business Day after receipt of such financial statements and the Compliance
Certificate to be delivered in connection therewith; provided, however, if the Borrowers shall not have timely delivered such financial statements in accordance with Section 5.1(a) or
Section 5.1(b), as applicable, beginning with the date upon which such financial statements should have been delivered and continuing until such financial statements are delivered, the
Applicable Margin shall equal the Applicable
Margin for the prior period; provided further, however, that if upon delivery of such financial statements the Applicable Margin is adjusted upwards, the adjustment of the Applicable Margin shall be retroactive to the date upon which such financial statements should have been delivered.
(h) Prepayment. (i) The Borrowers shall have the right, by giving written notice to the Administrative Agent by not later than 11:00 a.m.
(Houston, Texas time) on the second Business Day preceding the date of such prepayment, to prepay all or any portion of an Advance, without premium or penalty; provided, that any Base Rate Loan may be prepaid in whole or in part at any time and any LIBOR Base Loan may be prepaid in whole or in part on the last day of the Interest Period applicable thereto; provided further, that each partial prepayment shall be in an aggregate principal amount of not less than $100,000.00 and shall be accompanied by accrued interest to the date of prepayment on the amount prepaid. No voluntary prepayment of any LIBOR Base Loan prior to the last day of the Interest Period applicable thereto shall be made.

(ii) Concurrently with the consummation of a sale, in a transaction or a series of related transactions, of all or a portion of the assets of the Borrowers and their Subsidiaries
(including without limitation the capital stock of any Subsidiary of QDI but excluding the assets sold in any Permitted Disposition described in clauses (i), (ii), (iii) and (iv) of the definition of Permitted Disposition) the aggregate Net Proceeds of which exceed
$10,000,000 (the "Excess Proceeds"), the
Borrowers shall (i) prepay the Loans in a principal amount equal to the Net Proceeds of such sale and (ii) permanently and automatically reduce the Commitments of the Banks in an amount equal to the Excess Proceeds.

(iii)     At any time that the sum of the
aggregate outstanding principal balance of the Loans and the aggregate stated amount of outstanding Letters of Credit exceeds the aggregate Commitments, the Borrowers shall immediately prepay the outstanding principal amount of the Loans in an amount equal to such excess.

2.2. Election by Borrower. The Borrowers, or either of them, may elect in accordance with this
Section 2.2 to obtain and maintain all or any portion of an Advance as a Base Rate Loan or all or any portion of an Advance which is in an integral multiple of $500,000.00 as a LIBOR
Base Loan. In addition, the Borrowers, or either of them, may elect in accordance with this
Section 2.2 to convert all or any portion of any Advance from one type of Loan to another type of Loan; provided however, that (a) any conversion to a LIBOR Base Loan shall be only in an integral multiple of $500,000.00, (b) any conversion of any LIBOR Base Loan into a Base Rate Loan shall be made on, and only on, the last day of the Interest Period then applicable thereto and (c) no Loan may be obtained, continued as, or converted into, a LIBOR Base Loan when any Default or Event of Default has occurred and is continuing. Subject to the provisions of the prior sentence, the Borrowers, or either of them, may convert a LIBOR Base Loan into a Base Rate
Loan upon one Business Day's prior written notice to the Administrative Agent of the Borrower's election to do so. A Borrower, not less than three (3) Business Days prior to the date on which (i) a LIBOR Base Loan is to be obtained, (ii) a Base Rate Loan is to be converted into a LIBOR
Base Loan or (iii) any LIBOR Base Loan is to be continued as a LIBOR Base Loan at the end of the Interest Period then applicable thereto, shall give written notice to the Administrative Agent of such Borrower's election to do so; said notice shall specify the amount of such LIBOR Base Loan and the first day and duration of the Interest
Period pertaining thereto. If, upon the expiration of any Interest Period, the Borrowers shall fail to elect the duration of a new
Interest Period for any LIBOR Base Loan or to designate a Base Rate Loan in accordance with this Section 2.2, the Borrowers shall be deemed to have elected automatically to convert such LIBOR Base Loan into a Base Rate Loan on the last day of the Interest Period then applicable thereto. On the date on which the aggregate unpaid principal amount of any LIBOR Base Loan shall be reduced, by payment or prepayments or otherwise, to less than an integral multiple of $500,000.00, such LIBOR Base Loan shall automatically convert into a Base Rate Loan at the end of the Interest Period then applicable thereto. Each of the Borrowers hereby irrevocably authorizes each Bank to make, or cause to be made, an appropriate notation on the records of such Bank, reflecting the date and original principal amount of each Advance made by such Bank, the dates for each period when such Advance is being maintained as a Base Rate Loan or a LIBOR Base Loan, the interest rate for each such period and the dates of principal and interest payments on such Advance. Failure to make any such notation shall not affect the Borrowers' obligations in respect of such Advances.
Each Bank's records shall be rebuttable
presumptive evidence of the matters stated therein. Upon request by the Borrowers, or either of them, each Bank agrees to provide the Borrowers with a written summary of the records maintained by it under this Section 2.2.

2.3. Increased Costs; Capital Adequacy.

(a) Increased Costs. If (i) as a result of any Regulatory Change (A) any reserve (other than the amount of such reserve as has been included in the computation of the Adjusted LIBOR Rate), special deposit or similar requirements relating to any extension of credit or other assets of or any deposits with or other liabilities of, any Bank which affects the making or maintaining by such Bank of any loans (including the Loans) or letters of credit (including the Letters of Credit) are imposed, modified or deemed applicable; or (B) any other condition affecting this Agreement or the making or maintaining by any Bank of any loans (including the Loans) or letters of credit (including the Letters of Credit) is imposed on such Bank; or (ii) other circumstances arise affecting any Bank or the position of any Bank in the relevant market, and such Bank reasonably determines that, by reason thereof, the cost to such Bank of making or maintaining any loans (including the Loans) or letters of credit
(including the Letters of Credit) is increased as a result of such change in circumstances, or any amount receivable hereunder in respect of any Loan or Letter of Credit is reduced (and such Bank shall not have been compensated for such increase or reduction by an increase in interest or otherwise by Regulatory Change), then such Bank shall promptly notify the
Borrowers in writing and the Borrowers shall pay upon request such additional amount or amounts
(which shall be specified in such request) as will (in the reasonable determination of such Bank) compensate such Bank for such additional cost or reduction; provided, however, that the Borrowers' liability for additional amounts computed in accordance with this Section 2.3(a) shall be neither changed nor waived by any failure to give such notice.

(b) Capital Adequacy. If any Regulatory Change imposes, modifies or deems applicable any capital adequacy, capital maintenance or similar requirement (including a request or requirement which affects the manner in which any Bank allocates capital resources to its commitments, including its Commitment hereunder) and as a result thereof, the rate of return on any Bank's capital as a consequence of its Commitment hereunder or the making or maintaining of any Loans or Letters of Credit hereunder is reduced to a level below that which such Bank could reasonably have achieved but for such circumstances, then and in each such case upon notice from time to time by a Bank to the Borrowers, the Borrowers shall pay to such Bank such additional amount or amounts as shall compensate such Bank for such reduction in rate of return; provided, however, that the Borrowers' liability for additional amounts computed in accordance with this Section 2.3(b) shall be neither changed nor waived by any failure to give such notice.

(c)  Taxes.  If any Regulatory Change shall
subject any Bank or any Loan or Letter of Credit to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement or any Loan or Letter of Credit, except such taxes as may be measured by the overall net income of such Bank and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its lending branch is located and such Bank in good faith determines that the result thereof is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining any Loan or Letter of Credit hereunder or to reduce the amount of principal or interest received by such Bank (without benefit of, or credit for, any prorations, exemptions, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then such Bank shall promptly notify in writing the Borrowers and the Borrowers shall pay, upon request, such additional amount or amounts as will (in the reasonable determination of such Bank) compensate such Bank for such additional cost or reduction;
provided, however, that the Borrowers' liability for additional amounts computed in accordance with this Section 2.3(c) shall be neither changed nor waived by any failure to give such notice.

(d)  Applicable Tax Forms.  On or prior to the
Effective Date in the case of each Bank which is a party hereto as of the Effective Date, and on the date of the delivery to the Administrative
Agent of the Assignment Agreement pursuant to which it became a Bank in the case of each other
Bank, each Bank organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrowers with the forms prescribed by the Internal Revenue Service of the United States certifying that such Bank is exempt from United
States withholding taxes with respect to all payments to be made to such Bank hereunder and under the Notes. Each Bank which so delivers such a form further undertakes to deliver to each of the Borrowers and the Administrative
Agent additional copies of such form (or a successor form)on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. If for any reason during the term of this Agreement, any Bank becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Bank shall promptly notify the Administrative Agent and the Borrowers in writing to that effect. Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax, the Borrowers or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States.

(e) Change in Lending Office. Any Bank claiming any additional amounts payable pursuant to this
Section 2.3 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office or branch if the making of such change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

(f)  Conclusive and Binding; Survival.  With
respect to any additional amount or amounts owing by the Borrowers pursuant to this Section 2.3, a statement of a Bank as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, a Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. The obligations of the Borrowers under this Section 2.3 shall survive the termination of this Agreement.

2.4. Liquidation Fee. Each of the Borrowers understands that upon the request for a LIBOR Base
Loan for an Interest Period, each Bank intends to enter into funding arrangements with third parties on terms and conditions which could result in substantial losses to such Bank if such LIBOR Base
Loan is not made or does not remain outstanding for the entire Interest Period.
Therefore, if either (a) after a Borrower requests a LIBOR Base Loan, the LIBOR Base Loan is not made on the first day of the specified Interest Period for any reason (including, but not limited to, the failure of the Borrowers to comply with one or more of the conditions precedent to any Advance under this Agreement) other than a wrongful failure by such Bank to make the LIBOR
Base Loan, or (b) any LIBOR Base Loan is repaid in whole or in part prior to the last day of its Interest Period (whether as a result of acceleration, operation of law or otherwise), the Borrowers agree to indemnify such Bank for any loss, cost and expense incurred by it resulting therefrom, including without limitation any loss of profit and any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Base Loan.
2.5. Basis for Determining LIBOR Rate Inadequate or Unfair. If with respect to any Interest Period:

(a) a Bank is advised that deposits in lawful money of the United States of America (in the applicable amounts) are not being offered to such Bank in the eurodollar market for the relevant
Interest Period, or a Bank otherwise determines
(which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the relevant market or the position of such Bank in such market adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate; or

(b)  a Bank determines that the Adjusted LIBOR
Rate will not adequately and fairly reflect the cost to such Bank of maintaining or funding a LIBOR Base Loan for the relevant Interest Period, or that the making or funding of a LIBOR Base Loan has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Bank materially affects such LIBOR
Base Loan; or

(c) a Bank determines in good faith that any Regulatory Change makes it unlawful or impracticable for such Bank to make or continue to maintain any LIBOR Base Loan;

then such Bank shall promptly notify the Borrowers of such circumstances and then so long as such circumstances shall continue: (i) the obligation of such Bank to make a LIBOR Base Loan and to convert any Loan into a LIBOR Base Loan shall be terminated and (ii) all LIBOR Base Loans of such Bank then outstanding shall automatically be converted into Base Rate Loans on the last day of the Interest Period then applicable thereto, provided that if it shall become unlawful or impracticable for such Bank to maintain any LIBOR
Base Loan, such Loan shall automatically and immediately be converted into a Base Rate Loan.

2.6. Payments. Any other provision of this Agreement to the contrary notwithstanding, the Borrowers shall make each payment of interest on and principal of the Notes and fees and other payments due under this Agreement in immediately available funds to the Administrative Agent at its office referred to in Section 10.3 hereof not later than 11:00 a.m. (Houston, Texas time) on the date when due. Each of the Borrowers hereby authorizes and directs the Administrative Agent and agrees that on the Business Day on which any payment of principal, interest and/or fees are due, the Administrative Agent may automatically charge one or more demand deposit accounts of the Borrowers maintained with the Administrative
Agent. All payments by the Borrowers under this Agreement shall be made without offset, counterclaim or other deduction and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes. The Administrative Agent will promptly thereafter distribute like funds ratably to each Bank (unless such amount is not to be shared ratably in accordance with the terms hereof).

2.7. Setoff; etc. Upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrowers),to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrowers, or either of them, including specifically any amounts held in any account maintained at such Bank, against any and all amounts which may be owed to the Administrative Agent or the Banks, or any of them, by the Borrowers, or either of them, in connection with this Agreement or any Loan
Document.  The rights of the Banks under this
Section 2.7 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have. Each of the Borrowers agrees that any holder of a Note or of any participation in a Note may, to the fullest extent permitted by law, exercise all its rights of payment (including set-off) with respect to such participation as fully as if such holder were the direct creditor of such Borrower in the amount of such participation. Each Bank agrees to use reasonable efforts to notify the Borrowers of any exercise of its rights pursuant to this Section 2.7, provided, however, that failure to provide such notice shall not affect the Bank's rights under this Section 2.7 or the effectiveness of any action taken pursuant hereto.

2.8. Sharing. If any Bank shall obtain any payment (whether voluntary, involuntary, by application of offset or otherwise) on account of the Loans made by it in excess of such Bank's ratable share of payments on account of the Loans obtained by all the Banks, such Bank shall purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of the excess payment is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored pro rata according to the extent of such recovery, but without interest. Each of the Borrowers agrees that any Bank so purchasing a participation from another
Bank pursuant to this Section 2.8 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right to setoff) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

2.9. Commitment Fee. (a) The Borrowers agree, jointly and severally, to pay a commitment fee
(the "Commitment Fee") for the period (including, without limitation, any portion thereof when the Banks' obligations to lend shall be suspended by reason of the Borrowers' inability to satisfy the conditions of Article III) commencing on the Monthly
Payment Date immediately preceding the Effective Date and continuing through the Termination Date in an amount equal to the Applicable Fee Percentage (as determined in accordance with subsection (b)of this Section 2.9) per annum of the Unused Portion.
Such Commitment Fee shall be payable to the Agent for the ratable benefit of the Banks in arrears on each Monthly Payment Date occurring after the Effective Date.

(b)  The Applicable Fee Percentage shall be
  determined by reference to the table set forth below on the basis of the Indebtedness Ratio determined by reference to the most recent financial statements delivered pursuant to
  Section 5.1(a) or 5.1(b).


Indebtedness Ratio             Applicable Fee Percentage
------------------             -------------------------
Greater than 4.00:1.00                   0.50%

Less than or equal to 4.00:100
but greater than 3.00:100                0.375%

Less than or equal to 3.00:100           0.25%

Upon receipt of the financial statements delivered pursuant to Section 5.1(a) or Section 5.1(b), as applicable, the Applicable Fee Percentage shall be adjusted, such adjustment being effective on the tenth Business Day after receipt of such financial statements and the Compliance Certificate to be delivered in connection therewith; provided, however, if the Borrowers shall not have timely delivered such financial statements in accordance with Section 5.1(a) or Section 5.1(b), as applicable, beginning with the date upon which such financial statements should have been delivered and continuing until such financial statements are delivered, the Applicable Fee
Percentage shall equal the Applicable Fee
Percentage for the prior period; provided further, however, that if upon delivery of such financial statements the Applicable Fee Percentage is adjusted upwards, the adjustment of the Applicable
Fee Percentage shall be retroactive to the date upon which such financial statements should have been delivered.

2.10.     Amendment Fees.  The Borrowers agree to
pay on the Effective Date to the Administrative
Agent for the ratable benefit of the Banks which are party hereto a nonrefundable amendment fee pursuant to the terms of a letter dated April 20, 1999 (the "Fee
Letter"), between the Borrowers and the Administrative Agent.

2.11.     Lending Branch.  Subject to the
provisions of Section 2.3(e), each Bank may, at its option, elect to make, fund or maintain its Loans hereunder at the branch or office specified on the signature pages hereto or such other of its branches or offices as such Bank may from time to time elect.

2.12.     Letters of Credit.

(a) Subject to all of the terms and conditions hereof (including Section 2.1(a) hereof, assuming the Borrowers had requested an Advance in the amount of the stated amount of the Letter of Credit), at the written request of a Borrower, CBT will on or after the date hereof issue standby letters of credit ("Letters of Credit") for the account or benefit of such Borrower expiring on or before the Termination Date;
provided, however, CBT shall not be required to issue a Letter of Credit if, after giving effect thereto, (i) the aggregate stated amount of all outstanding Letters of Credit, plus unreimbursed reimbursement obligations, would exceed
$5,000,000 or (ii) the sum of the aggregate outstanding principal amount of all Advances and the aggregate stated amount of all outstanding
Letters of Credit would exceed the aggregate amount of the Commitments. The aggregate stated amount of any and all Letters of Credit shall count against and reduce the available
Commitments hereunder on a pro rata basis.

(b) Immediately upon the issuance of each Letter of Credit hereunder, each Bank shall be deemed to have automatically, irrevocably and unconditionally purchased and received from CBT an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrowers in respect thereof, and the liability of CBT thereunder in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Bank's Percentage. The
Administrative Agent will notify each Bank promptly (a) upon the issuance of any Letter of Credit and (b) upon any draw under a Letter of Credit. On or before the Business Day on which CBT makes payment of any draw on a Letter of Credit, on demand of CBT (which demand shall not require payment prior to the Business Day such payment is required to be made under the Letter of Credit), each Bank shall make payment to the Administrative Agent for the account of CBT, in immediately available funds an amount equal to such Bank's Percentage of the amount of such payment or draw. The obligation of each Bank to reimburse the Administrative Agent for the account of CBT shall be unconditional, continuing, irrevocable and absolute. In the event that any Bank fails to make payment to the Administrative Agent for the account of CBT of any amount due hereunder, the Administrative
Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Bank hereunder until the Administrative Agent receives such payment from such Bank on behalf of CBT or such obligation is otherwise fully satisfied;
provided, however, that nothing contained in this sentence shall relieve such Bank of its obligation to reimburse the Administrative Agent on behalf of CBT for such amount in accordance with this Section 2.12.

(c) If and to the extent a drawing is at any time made under such a Letter of Credit, the Borrowers agree to pay to the Administrative
Agent, for the account of CBT and the Banks immediately and unconditionally upon demand in lawful money of the United States, an amount equal to each amount which shall be so drawn; and the Administrative Agent shall have the right to convert automatically the reimbursement obligation of the Borrowers arising out of any such drawing into an Advance made under this Agreement (each of the Borrowers hereby irrevocably authorizing the Administrative Agent to refinance without notice to the Borrowers the reimbursement obligation of the Borrowers arising out of any such drawing into such an Advance and to take all action on behalf of the Borrowers required pursuant to Section 2.1(d) hereof to request such Advance), and such Advance to be evidenced by the Notes and for all purposes of this Agreement although without regard to the conditions precedent to making any such Advance and any requirement of this Agreement that each Advance under this Agreement be in a minimum amount. If and to the extent any such Letter of Credit expires or otherwise terminates in a manner satisfactory to CBT without having been drawn upon, the available Commitments of the Banks shall to such extent be reinstated.

(d) The Borrowers agree to pay (i) monthly, in arrears, to the Administrative Agent for the ratable benefit of the Banks a letter of credit fee, computed at an annual rate equal to the Applicable Margin in effect from time to time applied to the aggregate amount available for drawing under all of the Letters of Credit issued for the account of the Borrowers, or either of them, from the date of issuance of each Letter of Credit until the expiration thereof, and (ii) to CBT directly for its benefit as issuing bank, all customary fees (including fronting fees) and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of drafts, and the like customarily charged by CBT with respect to standby letters of credit, payable at the time of invoice of such amounts.

(e)  (i)  In addition to amounts payable as
elsewhere provided in this Agreement, each of the Borrowers hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent, each Bank and CBT from and against any and all liabilities and costs which the Administrative
Agent, any Bank or CBT may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit other than, in the case of CBT, as a result of (A) its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in determining whether documents presented under any Letter of Credit comply with the terms thereof, or (B) the failure of CBT to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions herein called "Governmental
Acts").

(ii) As among the Borrowers, the Banks, CBT and the Administrative Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrowers, or either of them, at the time of request for any Letter of Credit, CBT, the Administrative Agent and the Banks shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient , inaccurate, fraudulent or forged;
(B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of a Letter of Credit to comply with conditions required in order to draw upon such Letter of Credit; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (E) for errors in interpretation of technical trade terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) for any consequences arising from causes beyond the control of the Administrative Agent, CBT and the Banks.

(iii)     In furtherance and extension and not in
limitation of the specific provisions hereinabove set forth, any action taken or omitted by CBT under or in connection with Letters of Credit issued on behalf of the Borrowers, or either of them, or any related certificates shall not, in the absence of gross negligence or willful misconduct of CBT, as determined by the final judgment of a court of competent jurisdiction, in determining whether documents presented under any Letter of Credit comply with the terms thereof, put CBT, the Agent or any Bank under any resulting liability to the Borrowers or relieve the Borrowers of any of their obligations hereunder to any such Person.

(iv) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.12(e) shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and termination of this Agreement.

2.13.     Application of Payments and Collections.

(a) Subject to the provisions of subsection (b) below or any agreement of the Administrative
Agent and the Banks to the contrary, all payments and prepayments and any other amounts received by the Administrative Agent from or for the benefit of the Borrowers shall be applied, first, to pay principal of and interest on any portion of the Advances which the Administrative Agent may have advanced on behalf of any Bank for which the Administrative Agent has not then been reimbursed by such Bank or the Borrowers, second, to pay all other obligations in respect of fees, expenses, reimbursements or indemnities then due and payable, third, to pay interest then due in respect of the Loans, and fourth, to pay the principal of the Loans then due and payable.

(b) After the occurrence of an Event of Default and while the same is continuing, the Administrative Agent shall, unless the
Administrative Agent and the Banks shall agree otherwise, apply all payments and prepayments in respect of any Obligations hereunder in the following order:

FIRST, to pay interest on and then principal of any portion of the Advances which the Administrative
Agent may have advanced on behalf of any Bank for which the Administrative Agent has not then been reimbursed by such Bank or the Borrowers;

SECOND, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent;

THIRD, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Banks;

FOURTH, to the payment of interest accrued on the Loans and any amounts due pursuant to
Section 2.3, to be allocated among the Banks pro rata based on the respective aggregate amounts of such accrued interest and amounts owed to them; and

FIFTH, to the payment of the outstanding principal amounts of the Loans and to the provision of cash collateral for Unfunded
Obligations, to be allocated among the Banks and CBT pro rata based on the respective outstanding principal amounts of the Loans and the aggregate outstanding Unfunded Obligations.

(c)  Each of the Banks hereby irrevocably
designates the Administrative Agent its attorney in fact for the purpose of receiving any and all payments to be made to such Bank in respect of Obligations held by it, and hereby directs each payor of any such payment to make such payment to the Administrative Agent; and each of the Banks hereby further agrees that if, notwithstanding the foregoing, it should receive any such payment, it shall hold such payment in trust for, and promptly deliver such payment to, the Administrative Agent.

(d) Whenever any portion of any payment received or amount realized by the Administrative Agent is applied pursuant to FIFTH of clause (b) above, the part thereof allocated to Unfunded
Obligations shall be held by the Administrative
Agent for the benefit of CBT and the Banks. Upon any draw on a Letter of Credit, the Administrative Agent shall pay the amounts allocated in respect of such Unfunded Obligation to CBT. Pending distribution of such amounts, the Administrative Agent shall hold such amounts in a cash collateral account. Upon cancellation or termination of a Letter of Credit without its being fully drawn, the Administrative Agent shall reapply the amounts allocated in respect of such Unfunded Obligation as provided in clause (a) or
(b) above, as applicable, as if such portion had then been paid to the Administrative Agent by the Borrowers for application pursuant to said clause.

(e)  The Administrative Agent shall promptly
distribute to each Bank at its primary address set forth on the appropriate signature page hereof or at such other address as a Bank may request in writing, such funds as such Bank may be entitled to receive.

2.14.     Extension of Termination Date.  At
least 90 but not more than 120 days prior to each anniversary of the date hereof, the Borrowers may request the Banks, by written notice to the Administrative Agent, to consent to a one-year extension of the Termination Date. Each Bank shall, in its sole discretion, determine whether to consent to such request and shall notify the Administrative Agent of its determination within 30 days of such Bank's receipt of notice of such request. If any Bank shall not have consented to such request during such 30-day period, the Termination Date shall not be extended. If such request shall have been consented to by the Administrative Agent and all the Banks, the Administrative Agent shall notify the Borrowers in writing of such consent, and such extension shall become effective upon the delivery by the Borrowers to the Administrative Agent and each Bank, on or prior to such anniversary date, of
(i)a certificate of a duly authorized officer of the Borrowers, dated such date, as to the accuracy, both before and after giving effect to such proposed extension, of the representations and warranties set forth in Article IV and as to the absence, both before and after giving effect to such proposed extension, of any Default or Event of Default, (ii) certified copies of all corporate and governmental approvals, if any, required to be obtained by the Borrowers, or either of them, or any of the Subsidiary Guarantors in connection with such extension and (iii) an opinion or opinions of counsel to the Borrowers and the Subsidiary
Guarantors as to the matters set forth in Exhibit
C after giving effect to such extension and such other matters as any Bank, through the Administrative Agent, may reasonably request.

ARTICLE III.
CONDITIONS PRECEDENT

3.1. Conditions Precedent to Effectiveness.
The effectiveness of this Agreement and the obligation of each of the Banks to make any Advance hereunder or of CBT to issue any Letter of Credit hereunder is subject to the following conditions precedent:

(a) The Administrative Agent shall have received copies (in sufficient number for each of the Banks to receive a copy) of all of the following, each in form and substance reasonably satisfactory to the Administrative Agent and the Banks, unless waived by each of the Banks:
(i) This Agreement, appropriately completed and duly executed by the parties hereto;

(ii) Reaffirmation of Subsidiary Guaranty, duly executed and delivered by each of the Subsidiary
Guarantors;

(iii)     A certificate of the secretary of each
of the Borrowers, certifying that (i) a correct and complete copy of its Articles of Incorporation, with all amendments thereto, is attached to the certificate, (ii) a correct and complete copy of its Bylaws, with all amendments thereto, is attached to the certificate, (iii) a correct and complete copy of the resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents to which it is a party are attached to the certificate, and such resolutions have not been subsequently modified or repealed and (iv) there are no proceedings pending or contemplated as to the merger, consolidation, liquidation or dissolution of such Borrower;

(iv) A certificate of the secretary of each Subsidiary Guarantor, certifying that (i) with respect to each Subsidiary Guarantor which is a corporation, (A) there have been no changes to its Articles of Incorporation or By-laws since the date of certification thereof to the Banks, (B) if there have been any changes to such Subsidiary Guarantor's Articles of Incorporation or By-laws, a correct and complete copy of its Articles of Incorporation, certified by the Secretary of State of its state of incorporation, or Bylaws, as applicable, is attached to the certificate and (C) a correct and complete copy of the resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents to which it is a party are attached to the certificate, and such resolutions have not been subsequently modified or repealed,
(ii) with respect to each Subsidiary Guarantor which is a limited partnership, (A) there has been no change to such Subsidiary Guarantor's agreement of limited partnership since the date of certification thereof to the Banks, or if there has been any such change, a correct and complete copy of the agreement of limited partnership, with all amendments thereto, is attached to the certificate and (B) all action on behalf of the partnership and the partners necessary to authorize the execution, delivery and performance of the Loan Documents to which it is a party have been taken, and (iii) there are no proceedings pending or contemplated as to the merger, consolidation, liquidation or dissolution of such Subsidiary Guarantor;

(v) A certified copy of all documents evidencing any necessary consent or governmental approvals
(if any) with respect to the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated hereby;
(vi) A certificate executed by the secretary or any assistant secretary of each of the Borrowers certifying the names of the officers of such Borrower authorized to sign the Loan Documents and to give notices and other communications in connection with this Agreement and the transactions contemplated hereby, together with a sample of the true signature of such officers;

(vii)     A certificate executed by the secretary
or an assistant secretary of each of the Subsidiary Guarantors certifying the names of the officers of such Subsidiary authorized to sign the Subsidiary Guaranty or the Reaffirmation of Subsidiary Guaranty, as applicable, together with a sample of the true signature of such officers;

(viii)    A favorable opinion of
counsel to the Borrowers and the Subsidiary
Guarantors substantially in the form of Exhibit C attached hereto;

(ix) A closing certificate (the "Closing
Certificate"), executed by the president, senior vice president or chief financial officer of QDI, certifying that (i) the representations and warranties contained in this Agreement and each other Loan Document are true and accurate in all material respects, (ii) no Default or Event of Default has occurred and is continuing and
(iii)except as disclosed therein, there has been no change to the insurance maintained by QDI and its Subsidiaries as set forth in the evidence of insurance delivered to the Banks in connection with execution and delivery of the Existing
Credit Agreement; and

(x)  Such other approvalsor documents as the
Administrative Agent or the
Required Banks may reasonably request;

(b)  Application of the proceeds of the Mortgage
Transactions to the repayment of the Loans outstanding in a principal amount of not less than $45,000,000, together with the accrued interest thereon, plus, in the event that such prepayment results in the prepayment of a LIBOR
Base Loan, any amounts which are payable under
Section 2.4 hereof;

(c) Payment by QDI to the Administrative Agent for the ratable benefit of the Banks of a nonrefundable amendment fee in accordance with the provisions of Section 2.10 hereof; and
(d) Payment by the Borrowers of all costs and expenses of the Administrative Agent's special counsel (including, without limitation, legal fees and expenses) incurred in connection with the preparation and execution of the Loan
Documents and incident to all proceedings in connection with, transactions contemplated by, and documents relating to this Agreement and the Loan
Documents.

Upon the making of the initial Advance hereunder, the foregoing conditions shall be deemed to be satisfied; provided, however, that the making of such Advance shall not constitute a waiver by the Administrative Agent or any Bank of any right which the Administrative Agent or such Bank may have in the event that any certificate, financial statement or other document delivered pursuant to this Section 3.1 or otherwise in connection with the transactions contemplated by this Agreement shall prove to have been false or misleading in any material respect.

3.2. Conditions Precedent to All Advances. The obligation of each of the Banks to make any Advance hereunder or of CBT to issue any Letters of Credit shall be further subject to the satisfaction of each of the following conditions, unless waived in writing by each of the Banks:

(a)  In the case of an Advance, a Notice of
Borrowing appropriately completed and duly executed by a Borrower and, in the case of a Letter of Credit, an application for a letter of credit, in form and substance satisfactory to CBT, appropriately completed and duly executed by a Borrower;

(b) The representations and warranties set forth in Article IV hereof and in each of the other
Loan Documents are true and correct on the Effective Date and on the date of and after giving effect to the making of the Advance or the issuance of the Letter of Credit, except that the representations and warranties set forth in
Section 4.5 as to the financial statements of QDI shall be deemed a reference to the audited and unaudited financial statements of QDI, as the case may be, most recently delivered to the Banks pursuant to Section 5.1;

(c)  No Default or Event of Default and no
Material Adverse Occurrence shall then have occurred and be continuing on the date of the making of the Advance or the issuance of the Letter of Credit; and

(d) The making of the Advance by such Bank is not in violation of any applicable law, rule or regulation or any directive, request or order of any court or governmental authority having jurisdiction over such Bank. The delivery of the Notice of Borrowing or the application for the issuance of a Letter of Credit by a Borrower shall constitute a certification by the Borrowers, binding upon each of the Borrowers, as to the matters set forth in subsections (b) and
(c) above.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

Each of the Borrowers represents and warrants to the Administrative Agent and each of the Banks that as of the date hereof, as of the Effective Date, and as of the date of each Advance and each issuance of a Letter of Credit, as follows:

4.1. Organization; etc. Each of the Borrowers is a corporation validly organized and existing and in good standing under the laws of the state of its organization, has full power and authority to own its property and conduct its business as conducted by it and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business or the character of its property makes such qualification or licensing necessary.
A list of jurisdictions in which each of the Borrowers is qualified to do business is set forth in Annex I. Each of the Borrowers has full power and authority to enter into and to perform its obligations under the Loan Documents and to request Advances under the Agreement. Each of the Borrowers has all licenses, permits and Franchises necessary to carry on its business as now being conducted and to own and operate its Property, except for permits, licenses and Franchises the failure of which to obtain will not result in a Material Adverse Occurrence.

4.2. Due Authorization. The execution, delivery and performance by each of the Borrowers and of each of the Subsidiary Guarantors of the Loan
Documents to which it is a party have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any governmental agency or authority or any approval or consent of any other Person, do not and will not conflict with, result in any violation of or constitute any default under, any provision of the articles of incorporation or bylaws of either of the Borrower or any of the Subsidiary
Guarantors, any agreement binding on or
applicable to the Borrowers, or either of them, any of the Subsidiary Guarantors or any of their respective Property, or any law or governmental regulation or court decree or order binding upon or applicable to the Borrowers, or either of them, any of the Subsidiary Guarantors or any of their respective Property and will not result in the creation or imposition of any Lien on any of their respective Property pursuant to the provisions of any agreement binding on or applicable to the Borrowers, either of them, any of the Subsidiary Guarantors or any of their respective Property.

4.3. Subsidiaries. Neither of the Borrowers has any Subsidiaries except those listed on Annex II, which correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the percentage ownership of each Subsidiary which is owned, of record or beneficially, by each Borrower and/or one or more of its Subsidiaries. Each of the Borrowers and QDI's
Subsidiaries has good and marketable title to all of the shares or other equity interests it purports to own of each of its Subsidiaries, free and clear of any Lien and all such shares havebeen duly issued and are fully paid and nonassessable. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary. A list of the jurisdictions in which each Subsidiary is qualified to do business is set forth on the attached Annex II. Each
Subsidiary has full power and authority to own and operate its properties, to carry on its business as now conducted and, as to each Subsidiary Guaranty, to enter into and perform the Subsidiary Guaranty. Each Subsidiary has all licenses, permits and Franchises necessary to carry on its business as not being conducted and to own and operate its properties, except for permits, licenses and Franchises the failure of which to obtain will not result in a Material Adverse
Occurrence.

4.4. Validity of the Agreement; etc.  Each Loan
Document is the legal, valid and binding obligation of each of the Borrowers and of each of the Subsidiary Guarantors which are a party thereto and is enforceable in accordance with its terms.

4.5. Financial Statements. The consolidated balance sheets of QDI and its Subsidiaries as of October 25, 1998, October 26, 1997 and October
27, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the three years ended October 25, 1998, October 26, 1997 and October 27, 1996 certified by PricewaterhouseCoopers LLC, QDI's independent public accountants, copies of which have heretofore been delivered to the Banks, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and present fairly the financial condition and results of operations and cash flows of QDI and its Subsidiaries for and as of the end of each of such years. The unaudited consolidated balance sheet of QDI and its Subsidiaries as of February
14, 1999 and the unaudited statements of operations for the sixteen week period ended on said date, copies of which have heretofore been delivered to the Banks, have been prepared in accordance with GAAP, present fairly in all material respects the financial position of QDI and its Subsidiaries, on a consolidated basis, as of said date and the result of operations and cash flows of QDI and its Subsidiaries, on a consolidated basis, for said period, subject to customary year-end adjustments.

4.6. Litigation; etc. Except as disclosed in QDI's Quarterly Report on Form 10-Q for the quarter ended February 14, 1999, there is no action, suit or proceeding at law or equity, or before or by any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending, or to the knowledge of the Borrowers threatened, against the Borrowers or any of QDI's Subsidiaries or any of their respective Property, which if determined adversely would be a Material Adverse Occurrence or would affect the ability of the Borrowers or any of QDI's WhollyOwned Subsidiaries to perform their respective obligations under the Loan
Documents; and neither of the Borrowers nor any of QDI's Subsidiaries is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where the effect of such default would be a Material
Adverse Occurrence.

4.7. Compliance with Law.  Neither of the
Borrowers nor any of QDI's Subsidiaries is (a) in default with respect to any order, writ, injunction or decree of any court, governmental authority or arbitration board or tribunal to which it is a named party or (b) in violation of any law, rule, regulation, ordinance or order relating to its or their respective business, the violation of which would result in a Material Adverse
Occurrence.

4.8. ERISA Compliance.  The Internal Revenue
Service has issued a determination that each Plan
(except for any Plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees) is qualified under Section 401(a) and related provisions of the Code, as amended by ERISA, and that each related trust or custodial account is exempt from taxation under Section
501(a) of the Code. All Plans comply in all material respects with ERISA and other applicable laws. There exist with respect to the Borrowers, or either of them, or any of QDI's Subsidiaries no "multi-employer plans," as defined in the Multi-employer Pension Plan Amendments Act of
1980, for which a material withdrawal or termination liability may be incurred. There exist with respect to all Plans or trusts: (a) no material accumulated funding deficiency within the meaning of ERISA; (b) no termination of any Plan or trust which would result in any material liability to the PBGC or any "reportable event," as that term is defined in ERISA, which is likely to constitute grounds for termination of any Plan or trust by the PBGC; and
(c) no "prohibited transaction," as that term is defined in ERISA, which is likely to subject any Plan, trust or party dealing with any Plan or trust to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code.

4.9. Title to Assets. Each of the Borrowers and each of QDI's Subsidiaries has good and marketable fee simple title to all of its Property constituting real property and good and marketable title to and ownership of all of its Property and assets constituting personal property, in each case as disclosed on the consolidated financial statements of QDI as of and for the period ending February 14, 1999
(except for any such Property disposed of by the Borrowers or any of QDI's Subsidiaries in the ordinary course of business), free and clear of all Liens except for Liens and other encumbrances permitted pursuant to Section 6.4.

4.10.     Indebtedness.  Except for Indebtedness
listed in Annex III, neither of the Borrowers nor any of QDI's Subsidiaries has any Indebtedness.

4.11.     Use of Proceeds.  The proceeds of the
Advances will be used by the Borrowers to fund the working capital requirements of the Borrowers and for other general corporate purposes.

4.12.     Margin Stock.  No part of any Advance
shall be used at any time by the Borrowers, or either of them, to purchase or carry margin stock
(within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither of the Borrowers nor any of QDI's Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such margin stock. No part of the proceeds of any Advance will be used by the Borrowers, or either of them, for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System.

4.13.     Investment Company Act. Neither of the
Borrowers nor any of QDI's Subsidiaries is an "investment company," or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Advances, the application of the proceeds and repayment thereof by the Borrowers and the performance of the transactions contemplated by the Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

4.14.     Unregistered Securities. Neither of the
Borrowers nor any of QDI's Subsidiaries has (a) issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law; or (b) violated any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

4.15.     Public Utility Holding Company Act.
Neither of the Borrowers nor any of QDI's
Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding
Company Act of 1935, as amended.

4.16.     Accuracy of Information. All
information heretofore or herewith furnished by or on behalf of the Borrowers to the Administrative Agent or the Banks for purposes of or in connection with the Agreement or any transaction contemplated by the Agreement is, and all other such information hereafter furnished by or on behalf of the Borrowers to the Administrative Agent or the Banks will be, true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

4.17.     Tax Returns; Audits. Each of the
Borrowers and QDI's Subsidiaries has filed all federal, state and local income tax returns and other reports which are required to be filed, and has paid all taxes as shown on said returns and on all assessments received by any such Person
(except for any assessments which are being contested in good faith by appropriate proceedings that will prevent a forfeiture or sale of any property and for which an adequate book reserve in accordance with GAAP shall have been set aside), to the extent that such taxes have become due or has obtained extensions with respect to the filing of such returns and has made provision for the payment of taxes anticipated to be payable in connection with such returns. Each of the Borrowers and QDI's
Subsidiaries has made all required withholding deposits. The Borrowers do not have knowledge of any objections to or claims for additional taxes by federal, state or local taxing authorities against it or any of its Subsidiaries which would be a Material Adverse
Occurrence.

4.18.     Environmental and Safety Regulations.
Each of the Borrowers and each of QDI's
Subsidiaries are in compliance with all
requirements of applicable federal, state and local environmental, pollution control, health and safety statutes, laws and regulations except for any noncompliance which, individually or in the aggregate, could not result in a Material
Adverse Occurrence with respect to such Borrower or such Subsidiary and are not the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Each of the Borrowers further represents and warrants that (i) the Real
Property and its intended use complies with all applicable laws, governmental regulations and the terms of any enforcement action by any federal, state, regional or local governmental agency, including, without limitation, all applicable federal, state and local laws pertaining to air and water quality, hazardous waste, waste disposal and other environmental matters (including, but not limited to, the Clean Water, Clean Air, Federal Water Pollution
Control, Solid Waste Disposal, Resource
Conservation and Recovery and Comprehensive
Environmental Response, Compensation, and
Liability Acts, as said acts may be amended), and the rules, regulations and ordinances of all applicable federal, state and local agencies and bureaus, except in each case for any noncompliance which, individually or in the aggregate, could not result in a Material Adverse
Occurrence and (ii) no notice, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrowers, or either of them, or any of QDI's Subsidiaries to comply in any respect with any of such environmental laws except for any such liability for which an adequate book reserve in accordance with GAAP shall have been set aside in respect thereto.

4.19.     Forecasts.  The forecasts of QDI and
its Subsidiaries, furnished to the Administrative
Agent and each of the Banks, consisting of consolidated balance sheets, consolidated cash flow statements and consolidated income statements of QDI and its Subsidiaries after giving effect to the making of the Advances hereunder and the application of the proceeds thereof, together with appropriate supporting details and a statement of underlying assumptions, have been prepared in the light of the past business history of QDI and its Subsidiaries and on the basis of the assumptions set forth therein, which assumptions are in the opinion of the Borrowers reasonable. Such forecasts have been prepared in good faith and represent the good faith opinion of the Borrowers as to the most probable course of business of QDI and its Subsidiaries on the basis of the assumptions which are set forth therein.

4.20.     Solvency.  After giving effect to the
transactions contemplated by this Agreement, each of the Borrowers and QDI's Subsidiaries has capital sufficient to carry on its business, is solvent and is able to pay its debts and obligations as they mature in the ordinary course. After giving effect to the consummation of the transactions contemplated by this Agreement, each of the Borrowers and QDI's
Subsidiaries now owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts, obligations and contingent liabilities.

4.21.     No Default.  As of the date hereof, no
Default or Event of Default has occurred and is continuing.

4.22.     Subsidiary Guarantors. Each of the
Wholly-Owned Subsidiaries of QDI have executed the Subsidiary Guaranty and the Security
Agreement, except for any SPE (for so long as such SPE remains a single purpose entity engaged solely in a Mortgage Transaction) and except for Wholly-Owned Subsidiaries of QDI (other than any
SPE) which do not in the aggregate have assets in excess of $500,000. Grady's Inc. does not have assets in excess of $225,000.

4.23.     Year 2000 Compliance. (a)  Each of the
Borrowers has conducted, and have caused each of their respective Subsidiaries to conduct, an analysis of all of its products, services, businesses and operations, including without limitation surveys of Systems (as defined below) and surveys of and discussions with customers, suppliers and vendors, to determine the extent to which a Borrower or its Subsidiaries may be adversely affected by its failure to be Year 2000
Compliant (as defined below). The Borrowers and their respective Subsidiaries have developed a plan (the "Year 2000 Plan") to become Year 2000
Compliant and remedy any material loss it may suffer if it fails to be Year 2000 Compliant on a timely basis. Each of the Borrowers and their respective Subsidiaries have implemented and continue to proceed with the Year 2000 Plan materially in accordance with its terms and timetables.

(b)  Each of the Borrowers reasonably
believes that the Year 2000 Plan, if implemented in accordance with its terms, will result in the Borrowers and their respective Subsidiaries being Year 2000 Compliant on a timely basis.

 (c)  Each of the Borrowers reasonably
believe that each of such Borrowers' and its Subsidiaries' customers, suppliers and vendors whose failure to be Year 2000 Compliant could result in a Material
Adverse Occurrence, is Year 2000 Compliant or has developed a plan to become Year 2000 Compliant and remedy any material loss such person may suffer if it fails to be Year 2000 Compliant on a timely basis with respect to all of its own computer systems and applications.

The term "Year 2000 Compliant" means that all of such person(s) computer systems and applications, including without limitation software and hardware
("Systems"), will function prior to, during, and after the calendar year 2000, and that no change in or to such calendar year will have a material effect on the performance of the Systems or on the functioning of the business of any of the Borrowers or their respective Subsidiaries.

ARTICLE V.
CERTAIN AFFIRMATIVE COVENANTS

     Each of the Borrowers agrees with the
Administrative Agent and each of the Banks that, from the date hereof and thereafter for so long as any portion of any Advance or any Letter of Credit shall be outstanding or any Bank shall have any Commitment hereunder, unless the Required Banks shall otherwise consent in writing:

5.1. Financial Information; etc. The Borrowers will furnish to the Administrative Agent and each of the Banks copies of the following financial statements, reports and information:

(a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of QDI, a copy of its annual consolidated audited report, including balance sheet, related statements of income, statements of stockholders' equity and statements of cash flows of QDI and its consolidated Subsidiaries for such fiscal year, with comparative figures for the preceding fiscal year, prepared in accordance with GAAP certified without qualification or exception by a nationally recognized firm of independent public accountants which are reasonably acceptable to the Administrative Agent and the Required Banks;

(b) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarterly periods of each fiscal year of QDI, consolidated statements of income, stockholders' equity and cash flows of QDI and its consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of QDI which shall state that said financial statements fairly present the consolidated financial condition and results of operations of QDI and its Subsidiaries in accordance with GAAP for such period;

(c)  with each financial statement required by
Section 5.1(a) and (b) to be delivered to the Administrative Agent and each of the Banks, (i) a certificate ("Compliance Certificate") in a form acceptable to the Administrative Agent and the Required Banks signed by the president, the senior vice president or the chief financial officer of QDI (i) stating that, to the best of his knowledge after reasonable investigation, no Default or Event of Default has occurred and is continuing, or if a Default or an Event of Default has occurred and is continuing, a statement of the nature thereof and the action which the Borrowers propose to take with respect thereto, and (ii) setting forth, in sufficient detail, the information and computations required to establish whether or not the Borrowers were in compliance with the requirements of Sections 6.1 through 6.3, inclusive, during the periods covered by the financial reports then being furnished and as of the end of such periods;

(d)  with each financial statement required by
Section 5.1(a) to be delivered to the
Administrative Agent and each of the Banks for a fiscal year, a separate written statement of the independent public accountant which certified such financial statements that (i) such accountants have obtained no knowledge of any Default or Event of Default having occurred and continuing, or if such accountants have obtained knowledge of any such Default or Event of Default, the accountants shall disclose such Defaults or Events of Default and the nature thereof and (ii) that such accountants have reviewed the Compliance Certificate to be delivered by QDI for and as of the end of such fiscal year and found the calculations contained therein to be accurate and in agreement with such financial statements;

(e)  promptly upon their becoming available,
copies of all registration statements and reports
(including without limitation reports on Forms 10-
K, 10-Q and 8-K) which QDI shall have filed with the Securities and Exchange Commission;

(f) promptly upon the mailing thereof to the stockholders of QDI, copies of all financial statements, reports and proxy statements so mailed;

(g)  promptly after a Borrower knows or has
reason to know that any Default has occurred, a notice of such Default describing the same in reasonable detail and a description of the action that the Borrowers have taken and propose to take with respect thereto;

(h) promptly after receipt thereof, all letters and reports to management of QDI prepared by its independent certified public accountants and the response of the management of QDI thereto;

(i) promptly following the commencement of any litigation, suit, administrative proceeding or arbitration relating to the Borrowers, or either of them, or any of QDI's Subsidiaries relating to the transactions contemplated by this Agreement or which if adversely determined could be a Material Adverse Occurrence, a notice thereof describing the allegations of such litigation, suit, administrative proceeding or arbitration and such Borrower's or such Subsidiary's response thereto;

(j) promptly upon learning thereof, a notice of any "reportable event" or "prohibited transaction" or the imposition of a withdrawal or termination liability within the meaning of ERISA in connection with any Plan and, when known, any action taken by the Internal Revenue Service, Department of Labor or PBGC with respect thereto;
and

(k) such other information with respect to the financial condition and operations of the Borrowers or any of QDI's Subsidiaries as the Administrative Agent or any Bank may reasonably request.

5.2. Maintenance of Corporate Existence; etc.
Except as permitted by Section 6.7, each of the Borrowers shall maintain and preserve, and cause each of their respective Subsidiaries to maintain and preserve, its corporate existence and qualification and good standing in all states in which such qualification and good standing are required in order to conduct its business and own its property as conducted and owned in such states.

5.3. Payment of Taxes; etc. Each of the Borrowers shall pay and discharge, and shall cause each of their respective Subsidiaries to pay and discharge, as the same may become due and payable, all taxes, assessments and other governmental charges or levies against or on any of its Property, as well as claims of any kind which, if unpaid, might become a Lien upon any of its Property; provided, however, that the foregoing shall not require the Borrowers or any of their Subsidiaries to pay any such tax, assessment, charge, levy or Lien so long as the validity thereof shall be contested in good faith by appropriate proceedings that will prevent a forfeiture or sale of any Property and an adequate book reserve in accordance with GAAP shall have been set aside with respect thereto. Each of the Borrowers shall make, and shall cause each of their respective Subsidiaries to make, all required withholding deposits.

5.4. Compliance with Laws. Each of the Borrowers shall carry on, and shall cause each of their respective Subsidiaries to carry on, its business activities in substantial compliance with all applicable federal or state laws and all applicable rules, regulations and orders of all governmental bodies and offices having power to regulate or supervise its business activities, including, without limitation, all applicable environmental, pollution control, health and safety statutes, laws and regulations. Each of the Borrowers shall maintain, and shall cause each of their respective Subsidiaries to maintain, all material rights, liens, franchises, permits, certificates of compliance or grants of authority required in the conduct of its business. Each of the Borrowers agrees that the Real Property and its intended use will comply at all times with all applicable laws, governmental regulations and the terms of any enforcement action now or hereafter commenced by any federal, state, regional or local governmental agency, including, without limitation, all applicable federal, state and local laws pertaining to air and water quality, hazardous waste, waste disposal and other environmental matters (including, but not limited to, the Clean Water, Clean Air, Federal Water
Pollution Control, Solid Waste Disposal, Resource
Conservation and Recovery and Comprehensive
Environmental Response, Compensation, and
Liability Acts, as said acts may be amended from time to time), and the rules, regulations and ordinances of all applicable federal, state and local agencies and bureaus. 5.5. Books and Records; etc. Each of the Borrowers shall keep, and shall cause each of their respective
Subsidiaries to keep, books and records
reflecting all of its business affairs and transactions in accordance with GAAP and permit the Administrative Agent and each of the Banks and their respective representatives, at reasonable times and intervals and upon reasonable notice to the Borrowers, to visit the offices of Borrowers and their Subsidiaries, discuss financial matters with officers of the Borrowers or their Subsidiaries and with its independent public accountants (and by this provision each of the Borrowers authorizes its independent public accountants to participate in such discussions) and examine any of the Borrowers' or any of its Subsidiaries' books and other corporate records.

5.6. Insurance. Each of the Borrowers will maintain, and will cause each of their respective
Subsidiaries to maintain, insurance coverage in such forms and amounts and against such risks including without limitation insurance with respect to its Property, the operation thereof and its business against casualties, contingencies and risks and insurance against loss or damage from such hazard and risks to the person or property of others, as are customary for corporations similarly situated and engaged in the same or a similar business and owning and operating similar properties. All such insurance shall be carried with financially sound and reputable insurers.

5.7. Conduct of Business. Each of the Borrowers shall maintain and keep, and shall cause each of their respective Subsidiaries to maintain and keep, its assets, property and equipment in good repair, working order and condition and from time to time make or cause to be made all needed renewals, replacements and repairs.

5.8. Maintain Business. Each of the Borrowers shall continue to engage primarily, and shall cause each of their respective Subsidiaries to continue to engage primarily, in the business or businesses being conducted on the date of this Agreement.


5.9. ERISA.

(a)  Each of the Borrowers agrees that all
assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any Plan, and each such Plan, will comply in all material respects with ERISA and other applicable laws.

(b) Neither of the Borrowers will at any time permit any Plan to:

(i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

(ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

(iii)     be terminated under circumstances which
are likely to result in the imposition of a lien on the property of the Borrowers, or either of them, or any of QDI's Subsidiaries pursuant to
Section 4068 of ERISA, if and to the extent such termination is within the control of the Borrower;

if the event or condition described in (i), (ii) or (iii) above is likely to subject the Borrowers, or either of them, or any Subsidiary or ERISA Affiliate to a Material AdverseOccurrence.

(c) Upon the request of the Administrative Agent or any Bank, the Borrowers will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue
Service. Copies of annual reports shall be delivered no later than thirty (30) days after the date the copy is requested.

5.10.     Changes to GAAP.  In the event that the
Borrowers, or either of them, makes any changes to the generally accepted accounting principles used in the preparation of such Borrower's books and/or financial statements such that such principles are not applied consistently with any such principles applied during any prior period,
(a) such change shall be in accordance with the generally accepted accounting principles in effect at the time of such change and shall be concurred in by the certified public accountants certifying the financial statements of QDI and its Subsidiaries, and (b) the Borrowers shall give the Administrative Agent thirty (30) days prior written notice thereof. The Required Banks are hereby authorized, in consultation with the Borrowers, to adjust the financial covenants of this Agreement to reflect the effect of such changes.

5.11.     Use of Proceeds.  The Borrowers will
use the proceeds of the Advances only for lawful purposes and in accordance with Sections 4.11 and 4.12 hereof.

5.12.     Subsidiary Guaranty.  QDI hereby agrees
to cause each Person which is or may hereafter become a Wholly-Owned Subsidiary of QDI (other than (i) GAGHC and (ii) WhollyOwned Subsidiaries of QDI which in the aggregate have assets of less than $500,000) to execute, deliver and perform the Subsidiary Guaranty. At the time that any Wholly-Owned Subsidiary becomes a party to the Subsidiary Guaranty, the Borrowers shall have delivered to theAdministrative Agent copies (in sufficient number for each of the Banks to receive a copy) of each of the following documents in form and substance reasonably satisfactory to the Administrative
Agent and the Banks:

(a)  Counterpart signature page to the Subsidiary
Guaranty, duly executed by such Subsidiary;

(b) A copy of the articles of incorporation (or similar charter document), including all amendments thereto, of such Subsidiary, certified by the Secretary of State of the state of its incorporation;

(c)  A copy of (i) the By-laws (or similar
charter document) of such Subsidiary and (ii) the resolutions of the Board of Directors and of the shareholders (if required) of such Subsidiary authorizing the execution, delivery and performance of the Subsidiary Guaranty, each certified as true and complete by the secretary or assistant secretary of such Subsidiary;

(d) An incumbency certificate executed by the secretary or assistant secretary of such Subsidiary, certifying the names of the officers authorized to execute the Subsidiary Guaranty, together with a sample of the true signatures of such officers;

(e)  Certificates of good standing (or the
substantial equivalent thereof) for such
Subsidiary certified by the Secretaries of State of the state of its incorporation and each other state in which it is required to be qualified;
and

(f)  a favorable opinion of counsel to such
Subsidiary in form and substance reasonably satisfactory to the Administrative Agent.


Notwithstanding the foregoing, for so long as any SPE remains a single purpose entity engaged solely in a Mortgage Transaction, such SPE shall not be required to execute, deliver and perform the Subsidiary Guaranty.

5.13.     Security Documents.  (a) If at any time
either Borrower or any Subsidiary of a Borrower acquires an ownership interest in or creates an entity which is or becomes a Subsidiary, such Borrower shall, or shall cause its Subsidiaries, to take all such action and execute such agreements, documents and instruments, including without limitation execution and delivery of a counterpart signature page in the form of Annex I to the Pledge Agreement and Annex I to the Security Agreement, that may be necessary or desirable to grant to the Administrative Agent, for the benefit of the Banks, a first priority, perfected security interest in all of the assets of and all of the capital stock of such new Subsidiary.
Notwithstanding the foregoing, (i) the Borrowers shall not be required to, or be required to cause its Subsidiaries to, pledge the assets or capital stock of any Subsidiary if QDI and/or any of its Subsidiaries is subject to any contractual obligation which prohibits the pledge of the assets or capital stock of such Subsidiary pursuant to the Pledge Agreement or the Security
Agreement; provided that QDI and/or its
Subsidiaries shall use reasonable efforts to obtain any necessary waivers, consents or amendments to permit such pledge or to obtain reasonably equivalent security and (ii) the Borrowers and their Subsidiaries shall not be obligated to pledge the assets or capital stock of a Subsidiary, provided that the aggregate value of the assets and the capital stock of the Subsidiaries that have not been pledged to theAdministrative Agent for the benefit of the Banks shall not at any time exceed
$500,000.

(b)  At the time that any Borrower or any
Subsidiary or Affiliate thereof becomes a party to a Security Document, the Borrowers shall have delivered to the Administrative Agent copies (in sufficient number for each of the Banks to receive a copy) of each of the following documents in form and substance reasonably satisfactory to the Administrative Agent and the
Banks:

(i)  (A) Counterpart signature page to the Pledge
Agreement, duly executed by such Borrower or such Subsidiary and (B) counterpart signature page to the Security Agreement, duly executed by the applicable Pledgor.

(ii) A copy of (A) the articles of incorporation
(or similar charter document), including all amendments thereto, of each Pledgor, (B) the By-laws (or similar charter document) of each Pledgor and (C) the resolutions of the Board of Directors and of the shareholders (if required) of each Pledgor authorizing the execution, delivery and performance of each such Security Document, each certified as true and complete by the secretary or assistant secretary of such Pledgor;

(iii)     An incumbency certificate executed by
the secretary or assistant secretary of each Pledgor, certifying the names of the officers authorized to execute each such Security
Document, together with a sample of the true signatures of such officers;

(iv) A favorable opinion of counsel to each Pledgor in form and substance reasonably satisfactory to the Administrative Agent;

(v)  Delivery of stock certificates, stock
powers, irrevocable proxies, instructions or other instruments or documents required to be delivered pursuant to the applicable Security Document; and

(vi) UCC-1 Financing Statements in form
acceptable to the Administrative Agent
appropriately completed, duly executed by the applicable Pledgor and filed in all places that the Administrative Agent, in its sole judgment, deems necessary or desirable.

Notwithstanding the foregoing, for so long as any SPE remains a single purpose entity engaged solely in a Mortgage Transaction, such SPE shall not be required to execute, deliver and perform any Security Documents.

5.14.     Year 2000 Compliance. The Borrowers
shall, and shall cause each of their respective
Subsidiaries to, take all action necessary or desirable in order to implement the Year 2000
Plan in all material respects and in order to ensure that the Borrowers and their Subsidiaries are Year 2000 Compliant on a timely basis. The
Borrowers shall, and shall cause each of their respective Subsidiaries to, monitor the progress of their respective customers, suppliers and vendors to assure that such Persons are Year 2000
Compliant on a timely basis and take all action necessary to remedy any potential material loss which the Borrowers and their Subsidiaries could suffer if such Persons fail to be Year 2000
Compliant on a timely basis. The Borrowers shall notify the Administrative Agent promptly upon learning of any failure, or prospective failure, of the Borrowers or their respective
Subsidiaries, or of any customer, supplier or vendor to the Borrowers or their Subsidiaries, to be Year 2000 Compliant on a timely basis which could result in a Material Adverse Occurrence.

5.15.     Survival of Warranties and
Representations.  Each of the Borrowers
covenants, warrants and represents to the Administrative Agent and each Bank that all representations and warranties of the Borrowers contained in this Agreement and in the other Loan
Documents shall be true at the time of Borrowers' execution of this Agreement and shall survive the execution, delivery and acceptance hereof and thereof by the parties thereto and the closing of the transactions described herein and therein or related hereto and thereto and any investigation at any time made by or on behalf of the Administrative Agent or any of the Banks shall not diminish their rights to rely thereon.

ARTICLE VI.
CERTAIN FINANCIAL COVENANTS AND NEGATIVE
COVENANTS

     Each of the Borrowers agrees with the
Administrative Agent and each of the Banks that, from the date hereof and thereafter for so long as any portion of any Advance or any Letter of Credit shall be outstanding or any Bank shall have any Commitment hereunder, unless the Required Banks shall otherwise consent in writing:

6.1. Fixed Charge Coverage Ratio. (a) For each twelve-month period ending on the last day of each fiscal quarter of QDI, the Borrowers shall maintain a ratio of Earnings Available for Fixed
Charges to Fixed Charges of not less than the ratio set forth below:


Applicable Fiscal Quarter                 Minimum Fixed Charge Coverage Ratio
--------------------------                -----------------------------------

Each fiscal quarter of 1999 fiscal year                    1.35:1.00

Each fiscal quarter of 2000 fiscal year                    1.40:1.00

Each fiscal quarter of 2001 fiscal year                    1.45:1.00

Each fiscal quarter thereafter                             1.55:1.00

(b) Neither of the Borrowers will, nor permit any of its Subsidiaries to, enter into any Operating
Lease if after giving effect thereto on a pro forma basis the ratio of Earnings Available for Fixed
Charges to Fixed Charges would be less than the ratio set forth above for the applicable period.

6.2.      Ratio of Funded Debt to Pro Forma Consolidated
Cash Flow. For each twelve-month period ending on the last day of each fiscal quarter of QDI, the Borrowers shall maintain a ratio of Funded Debt of QDI and its Subsidiaries, on a consolidated basis, as of the last day of such fiscal quarter to Pro
Forma Consolidated Cash Flow for the twelvemonth period ending on such date, of not more than the ratio set forth below:


                                                 Maximum Ratio of Funded
                                                 Debt to Pro Forma Consolidated
Applicable Fiscal Quarter                        Cash Flow
---------------------------------------          ------------------------------
First, second and third fiscal quarters
of 1999 fiscal year                              5.00:1.00

Fourth fiscal quarter of 1999 fiscal
year and each fiscal quarter of 2000
fiscal year                                      4.75:1.00

Each fiscal quarter of 2001 fiscal year          4.50:1.00


First and second fiscal quarters
of 2002 fiscal year                              4.25:1.00


Each fiscal quarter thereafter                   3.75:1.00



6.3. Limitations on Indebtedness. Neither of the Borrowers will, nor will permit any of its Subsidiaries to, create, issue, guarantee or otherwise become liable in respect of any Indebtedness, except:

(a) Capital Lease Obligations existing on the date hereof and disclosed on Annex III hereto;

(b)  Capital Lease Obligations incurred after
April 26, 1996, provided that, after taking into account the incurrence of such Capital Lease
Obligations, (x) the aggregate outstanding
Capital Lease Obligations incurred pursuant to this clause (b) shall not exceed $5,000,000 and
(y) no Default or Event of Default shall exist;

(c) Indebtedness represented by the Notes or outstanding under the Subsidiary Guaranty or any other Loan Document;

(d)  Indebtedness owing to QDI or any of its
Wholly-Owned Subsidiaries (other than
any SPE);

(e)  Rate Hedging Obligations permitted by
Section 6.15 hereof; and

(f)  For so long as any SPE remains a single
purpose entity engaged solely in a
Mortgage Transaction, Indebtedness incurred by such SPE in connection with such Mortgage
Transaction, provided that aggregate principal amount incurred by the SPEs pursuant to this clause (e) shall not exceed $45,000,000; and provided further that none of QDI and its Subsidiaries shall have entered into any guarantee of, or otherwise be liable (other than as a lessee of Subject
Assets in a Mortgage Transaction or as a guarantor of any lessee's obligations under a lease entered into in connection with a Mortgage Transaction) on, such Indebtedness.

6.4. Liens. Neither of the Borrowers will, nor will permit any of its Subsidiaries to, create, incur or permit to exist any Lien on its Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, or own or acquire or agree to acquire Property of any kind subject to any Lien, except the following:

(a)  Liens securing taxes, assessments or
governmental charges or levies or the claims or demands of contractors, materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided the payment thereof is not at the time required by
Section 5.3 hereof;

(b)  Liens incurred or deposits made in the
ordinary course of business (A) in
connection with workmen's compensation,
unemployment insurance, social security and other like laws or (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

(c)  attachments, judgment and other similar
Liens arising in connection with court
proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings in such manner as not to have the Property subject to such Liens forfeitable;

(d) easements, rights-of-ways, reservations, exceptions, minor encroachments, restrictions and similar charges created or incurred in the ordinary course of business which in the aggregate do not materially interfere with the business operations of the Borrowers, or either of them, or any of their respective Subsidiaries;

(e) Liens securing Capital Lease Obligations existing on April 26, 1996 and disclosed on Annex III hereto;

(f) Liens securing Capital Lease Obligations incurred pursuant to Section 6.3(b)hereof;

(g) Liens on tangible personal property at any site which secure Capital Lease Obligations or obligations under Operating Leases in respect of such site, in each case existing on the date hereof and disclosed on Annex III hereto;


(h)  Liens in favor of QDI or a Subsidiary
Guarantor;

(i) Liens in favor of the Administrative Agent for the benefit of the Banks;

(j)  Liens on QDI's equity interest in Six Edison
Lakes, L.L.C., a limited liability company ("Six
Edison"), to secure the performance of QDI's obligations under the Lease, dated September 19, 1996, between QDI and Six Edison regarding the office building at QDI's headquarters; and

(k)  Liens on the Subject Assets to secure
Indebtedness incurred pursuant to Section 6.3(e) hereof.

For purposes of this Section 6.4, all Liens of a Person which becomes a Subsidiary and which are outstanding as of the date such Person becomes a Subsidiary shall be deemed to have been incurred as of such date.

6.5. Dividends, Stock Purchases and Restricted
Payments. Neither of the Borrowers will, nor permit any of its Subsidiaries to, except as hereinafter provided: (a) declare or pay any dividends, either in cash or Property, on any shares of its capital stock of any class (except dividends payable by QDI solely in shares of common stock of QDI and dividends payable solely to QDI or a Wholly-Owned Subsidiary of QDI, other than any SPE); or (b) directly or indirectly, or through any Subsidiary, purchase, redeem, retire, or otherwise acquire any shares of its capital stock, or other equity interests therein, of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, or other equity interests therein (except for any such purchases, redemptions, retirements or other acquisitions payable solely in shares of common stock of QDI); or (c) make any other distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock, or other equity interests therein (such declarations or payments of dividends, purchases, redemptions or retirements of stock and warrants, rights or options, and all such other distributions being herein collectively called
"Restricted Payments"); provided that,
notwithstanding the foregoing, QDI may repurchase shares of its capital stock outstanding if (i) after giving effect thereto, the aggregate cumulative amount of all Restricted Payments made in respect of such repurchases in any fiscal year does not exceed
$5,000,000, (ii) after giving effect thereto, the aggregate cumulative amount of all Restricted
Payments made in respect of such repurchases since May 9, 1999 does not exceed the Restricted
Payments Basket, (iii) as of the date of payment of such Restricted Payment the ratio of Funded
Debt of QDI and its Subsidiaries, on a
consolidated basis, as of the last day of the preceding fiscal quarter of QDI to Pro Forma
Consolidated Cash Flow of QDI for the twelve-month period ending on such date, after giving effect to such Restricted Payment (and any Indebtedness incurred in connection therewith), is less than (x) in respect of any such repurchase during fiscal year 1999, 4.25 to 1.00, and (y) in respect of any repurchase during fiscal year 2000 and thereafter, 4.00 to 1.00 and
(iv) at the time of payment of such Restricted Payment no Default or Event of Default exists and, after giving effect to such Restricted Payment, no Default or an Event of Default would exist; and provided, further, that the restrictions set forth in this
Section 6.5 shall not apply to any Rights nor to any shares of Series B Participating Cumulative
Preferred Stock distributed or issued pursuant to the Rights Agreement, dated as of March 27, 1997, between QDI and ChaseMellon Shareholder Services,
L.L.C., as successor Rights Agent (the "Rights
Agreement"). As used herein, the term "Rights" shall have the same meaning ascribed to it in the Rights Agreement.
For purposes of this Section 6.5, the amount of any Restricted Payment which is payable or distributable in Property other than cash or shares of capital stock of QDI shall be deemed to be the fair market value (as determined in good faith by the Board of Directors of QDI) of such Property as of the date of the payment of such Restricted Payment.

6.6. Sales of Assets. Neither of the Borrowers will, nor permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of assets (including without limitation the capital stock of any Subsidiary), other than (i) Permitted
Dispositions and (ii) the sale of the Subject
Assets to a SPE in connection with a Mortgage Transaction.

6.7. Mergers and Consolidations. Neither of the
Borrowers will, nor permit any of its
Subsidiaries to, consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it (except that a Subsidiary may consolidate with or merge into QDI or a Wholly-Owned Subsidiary of QDI, other than any SPE); provided that the foregoing restriction does not apply to the merger or consolidation of QDI with another corporation if:

(i)  the corporation which results from such
merger or consolidation (the "surviving
corporation") is organized under the laws of the United States of America or a jurisdiction thereof;

(ii) the due and punctual payment of the principal of and premium, if any, and interest on the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and this Agreement to be performed or observed by
QDI, are expressly assumed in writing by the surviving corporation; and

(iii)     immediately after the consummation of
the transaction and after giving effect thereto, no condition or event shall exist which constitutes a Default, an Event of Default or a Change of Control.


6.8. Preferred Stock of Subsidiaries.  The
Borrowers will not permit any Subsidiary of QDI to issue Preferred Stock, any security convertible into Preferred Stock or options, warrants or rights to purchase Preferred Stock of any Subsidiaries of QDI except shares held by QDI or a WhollyOwned Subsidiary of QDI (other than any SPE) and shares of Preferred Stock held by others at the time such Subsidiary becomes a Subsidiary of QDI, provided that such shares of Preferred Stock are not issued or transferred by QDI or any Subsidiary to others in contemplation of, or in connection with, such Subsidiary becoming a Subsidiary.

6.9. Disposition of Securities of a Subsidiary.
Neither of the Borrowers will, nor permit any of its Subsidiaries to, sell or otherwise dispose of any shares of the stock or other equity interests therein (or any options or warrants to purchase stock or other equity interests therein or other securities convertible or exchangeable therefor) of a Subsidiary (said stock, options, warrants and other securities herein called "Subsidiary
Stock"), nor will either of the Borrowers permit any of its Subsidiaries to issue, sell or otherwise dispose of any shares of its own
Subsidiary Stock, if the effect of the
transaction would be to reduce the proportionate interest of such Borrower and its other
Subsidiaries in the outstanding Subsidiary Stock of the Subsidiary whose shares are the subject of the transaction, provided that the foregoing restrictions shall not apply to:
(a)  the issue of directors' qualifying shares; or

(b) the sale for cash consideration to a Person in a single transaction (other than directly or indirectly to an Affiliate) of the entire investment (whether represented by stock, debt, claims or otherwise) of such Borrower and its other Subsidiaries in any Subsidiary (other than GAGHC), if all of the following conditions are met:

(i) the sale or other disposition of the assets of such Borrower and its other
Subsidiaries is permitted by Section 6.6;

(ii) in the opinion of such Borrower's Board of Directors, the sale is for fair value and is in the best interests of such Borrower;

(iii)     the Subsidiary being disposed of has no
continuing investment in any other Subsidiary not being simultaneously disposed of or in the Borrowers; and

(iv) immediately after the consummation of the transaction and after giving effect thereto, no condition or event shall exist which constitutes a Default or an Event of Default.

     Notwithstanding the foregoing, (i) GAGHC shall at all times remain a Wholly-Owned
Subsidiary of QDI and (ii) neither QDI nor any Subsidiary may dispose of any Subsidiary Stock to any SPE.

6.10.     Investments.  Neither of the Borrowers
will, nor permit any of its Subsidiaries to, make or permit to exist any Investment other than Permitted Investments.

6.11.     Transactions with Affiliates.  Neither
of the Borrowers will, nor permit any of its Subsidiaries to, enter into any material transaction (including, without limitation, the purchase, sale or exchange of Property, the rendering of any service, the making of any material investment in an Affiliate or the repayment of any indebtedness owed to an Affiliate) with an Affiliate (other than a Borrower or a Subsidiary Guarantor (other than Grady's Inc.)), except in the ordinary course of business and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business, upon terms which are fair and reasonable to such Borrower or such Subsidiary and which are not less favorable to such Borrower or such Subsidiary than would be obtained in a comparable transaction with a Person not an Affiliate.

6.12.     Capital Expenditures.
The Borrowers shall not, and shall not permit any of their Subsidiaries to, expend or contract to expend any amount for Capital Expenditures during any fiscal year if as a result thereof the Consolidated Capital Expenditures for such fiscal year shall exceed the sum of (i) the amount specified below opposite such fiscal year plus
(ii) the aggregate amount, if positive, of the Maximum Consolidated Capital Expenditures set forth below for each of the preceding fiscal years, commencing with fiscal year 1999, on a cumulative basis, less the actual aggregate amount of Consolidated Capital Expenditures made in such prior fiscal years, on a cumulative basis:

Fiscal Year                          Maximum Consolidated
                                     Capital Expenditures
---------------                      --------------------
1999                                 $11,500,000
2000                                 $17,500,000
2001                                 $17,500,000
2002                                 $18,000,000

6.13.     Acquisitions.  The Borrowers shall not,
nor permit any of their respective Subsidiaries to, make any Acquisitions, other than an Acquisition relating to the operation and development of Burger King restaurants and/or
Chili's Grill and Bar restaurants.

6.14.     SPE.  No SPE shall engage
in any activity or conduct any business other than a Mortgage Transaction.

6.15.     Rate Hedging Obligations. Neither of
the Borrowers will, nor permit any of its Subsidiaries to, create, incur, guarantee or otherwise become liable on or in respect of any Rate Hedging Obligations, except for any such Rate Hedging Obligations entered into on commercially reasonable terms with a commercial or investment bank or other financial institution in the ordinary course of business and not for speculative purposes.

6.16.     Franchise Agreements. Neither of the
Borrowers will, nor permit any of its
Subsidiaries to, terminate or agree to terminate any Franchise Agreement to which such Person is a party, or amend, modify or grant a waiver of any material provisions of any such Franchise
Agreement, if such termination, amendment, modification or waiver results in a Material
Adverse Occurrence.

ARTICLE VII.
EVENTS OF DEFAULT

7.1. Events of Default.  The term "Event of
Default" shall mean any of the following events:

(a) A default in the payment when due of the principal of the Notes;

(b) A default in the payment when due of any interest on the Notes or of fees under this Agreement and such default shall continue unremedied for five (5) days;

(c)  A default in the due performance and
observance of any of the covenants contained in Sections 5.2, 5.6, 6.1 through 6.16, inclusive;

(d)  A default (other than those defaults
described in other subsections of this Section
7.1) by the Borrowers, or either of them, in the due performance and observance of any of the covenants contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after notice from the Administrative Agent or any Bank to either of the Borrowers thereof;

(e) A default by the Borrowers, or either of them, or any of their respective Subsidiaries on any Indebtedness or any event shall occur or any condition shall exist in respect of any Indebtedness of such Borrower or such Subsidiary, or under any agreement securing or relating to such Indebtedness, the effect of which is (i) to result in the failure to pay when due at least
$500,000 in aggregate principal amount of such Indebtedness or (ii) to cause or permit any holder of such Indebtedness or a trustee to cause at least $500,000 in aggregate principal amount of such Indebtedness to become due prior to its stated maturity or prior to its regularly scheduled dates of payment;

(f) An involuntary case under any applicable federal or state bankruptcy laws shall be commenced against either of Borrowers or any of QDI's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after the commencement of the case; the entry of a decree or order by a court having jurisdiction in the premises in respect of either of the Borrowers or any of QDI's
Subsidiaries under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law; or the entry of a decree or order by a court having jurisdiction in the premises appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of either of the Borrowers or any of QDI's Subsidiaries or of any substantial part of the property of either of the Borrowers or any of QDI's Subsidiaries, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(g) The commencement by either of the Borrowers or any of QDI's Subsidiaries of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law or the consent by it to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any of QDI's Subsidiaries or of any substantial part of the property of either of the Borrowers or any of QDI's Subsidiaries, or the making by it of an assignment for the benefit of creditors, or the failure by either of the Borrowers or any of QDI's Subsidiaries to pay its debts generally as they become due, or the taking of any action by either of the Borrowers or any of QDI's Subsidiaries in furtherance thereof;

(h)  Any judgments, writs, warrants of
attachment, executions or similar process (to the extent not covered by insurance) shall be issued or levied against either of the Borrowers or any of QDI's Subsidiaries or any of the assets of either of the Borrowers or any of QDI's
Subsidiaries where the amount of such judgments, writs, warrants of attachment, executions or similar process exceeds $500,000 in the aggregate and where such judgments, writs, warrants of attachment, executions or similar process are not released, vacated, suspended, stayed, abated or fully bonded prior to any sale and in any event within thirty (30) days after its issue or levy;

(i) Any representation or warranty set forth in this Agreement or any other Loan Document shall be untrue in any material respect on the date as of which the facts set forth are stated or certified;

(j) Default shall occur in the observance or performance by any Subsidiary of any provision, covenant or agreement of the Subsidiary Guaranty;

(k) The Subsidiary Guaranty shall cease to be in full force and effect or any Subsidiary shall so state in writing;

(l)  A Change of Control shall occur; or

(m) Any Security Document shall cease to be in full force and effect or any Pledgor shall so state in writing; or the Administrative Agent, for the benefit of the Banks, shall cease to have a first priority, perfected security interest on all or any portion of the collateral subject or purported to be subject to any Security Document.

7.2. Action If Event of Default.
If an Event of Default described in Section
7.1(f) or (g) shall occur, the full unpaid principal amount of the Note and all other amounts due and owing hereunder shall automatically be due and payable without any declaration, notice, presentment, protest or demand of any kind (all of which are hereby waived) and the obligation of the Banks to make additional Advances or to issue Letters of Credit shall automatically terminate. If any other Event of Default shall occur and be continuing, the Required Banks, upon written notice to the Borrowers, may terminate the Banks' obligation to make additional Advances and CBT's obligation to issue Letters of Credit and may declare the outstanding principal amount of the Notes and all other amounts due and owing hereunder to be due and payable without other notice to the Borrowers, presentment, protest or demand of any kind (all of which are hereby waived), whereupon the full unpaid amount of the Notes and any and all other amounts, which shall be so declared due and payable shall be and become immediately due and payable.

7.3. Remedies. The Administrative Agent, personally or by attorney, may in its discretion, proceed to protect and enforce its rights by pursuing any available remedy including a suit or suits in equity or at law, whether for damages or for the specific performance of any obligation, covenant or agreement contained in this Agreement or in the Notes, or in aid of the execution of any power herein or therein granted, or for the enforcement of any other appropriate legal or equitable remedy, as the Administrative Agent shall deem most effectual to collect the payments then due and thereafter to become due on the Notes or under this Agreement, to enforce performance and observance of any obligation, agreement or covenant of the Borrowers hereunder or under the Notes or to protect and enforce any of the Administrative Agent's or any Bank's rights or duties hereunder.

(b) No remedy herein conferred upon or reserved to the Administrative Agent or any Bank is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or under any other
Loan Document now or hereafter existing at law, in equity or by statute.

(c) Each Bank agrees that it will not take any action, nor institute any actions or proceedings, against the Borrowers hereunder or under any Loan
Document, without the prior written consent of the Required Banks or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent.

ARTICLE VIII.
THE AGENT

8.1. Appointment and Authorization. Each Bank hereby irrevocably appoints CBT as the administrative agent of such Bank and authorizes the Administrative Agent to act on such Bank's behalf to the extent provided herein or under any of the other Loan Documents or in connection therewith, and to take such other action and exercise such other powers as may be reasonably incidental thereto. Notwithstanding the use of the term "Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Bank by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Banks with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Banks' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Banks and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Banks hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank hereby waives.

8.2. Power. The Administrative Agent shall have and may exercise such powers under this Agreement and any other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any Loan
Document or applicable law.  The Administrative
Agent shall not have any implied duties or any obligation to take any action under this Agreement or any other Loan Document except such action as is specifically provided by this Agreement or any other Loan Document to be taken by the Administrative Agent. The Administrative
Agent shall act as an independent contractor in performing its obligations as Administrative
Agent hereunder and nothing contained herein shall be deemed to create a fiduciary relationship among or between the Administrative
Agent and the Borrowers or among or between the Administrative Agent and any Bank.

8.3. Employment of Counsel; etc. The
Administrative Agent may execute any of its duties under this Agreement or any other Loan
Document, and any instrument, agreement or document executed, issued or delivered pursuant hereto or connection herewith, by or through employees, agents and attorneys-infact and shall not be answerable for the default or misconduct of any such employee, agent or attorney-infact selected by it with reasonable care. The
Administrative Agent shall be entitled to rely on advice of counsel (including counsel who are the employees of the Administrative Agent) selected by the Administrative Agent concerning all matters pertaining to the agency hereby created and its duties under any of the Loan Documents.

8.4. Reliance. The Administrative Agent shall be entitled to rely upon and shall not be under a duty to examine or pass upon the validity, effectiveness, genuineness of any notice, consent, waiver, amendment, certificate, affidavit, letter, telegram, statement, paper, document or writing believed by it to be genuine and to have been signed or sent by the proper Person or Persons, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

8.5. General Immunity.  Neither the
Administrative Agent nor any of the
Administrative Agent's directors, officers, agents, attorneys or employees shall be liable to any Bank for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith except that the Administrative Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder and except that no Person shall be relieved of any liability imposed by law for willful misconduct or gross negligence. Without limitation on the generality of the foregoing, the Administrative Agent: (a) shall not be responsible to any Bank for any recitals, statements, warranties or representations under the Loan Documents or any agreement or document relative thereto or for the financial condition of the Borrowers; (b) shall not be responsible for the authenticity, accuracy, completeness, value, validity, effectiveness, due execution, legality, genuineness, enforceability or sufficiency of any of the Loan Documents;
(c) shall not be responsible for the validity, genuineness, creation, perfection or priority of any of the liens created or reaffirmed by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral or other security; (d) shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, covenants or conditions of any of the Loan
Documents on the part of the Borrowers or of any of the terms of any such agreement by any party thereto and shall have no duty to inspect the property (including the books and records) of the Borrowers; (e) shall incur no liability under or in respect of any of the Loan Documents or any other document or Collateral by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by the Administrative Agent to be genuine and signed or sent by the proper party;
and (f) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by the Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts.

8.6. Credit Analysis. Each Bank has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrowers in connection with the making of its commitments hereunder and has made, and will continue to make, its own independent appraisal of the creditworthiness of the Borrowers. Without limiting the generality of the foregoing, each Bank acknowledges that prior to the execution of this Agreement, it had this Agreement and all other Loan Documents and such other documents or matters as it deemed appropriate relating thereto reviewed by its own legal counsel as it deemed appropriate, and it is satisfied with the form of this Agreement and all other Loan Documents. Each Bank agrees and acknowledges that neither the Administrative
Agent nor any of its directors, officers, attorneys or employees makes any representation or warranties about the creditworthiness of the Borrowers or with respect to the due execution, legality, validity, genuineness, effectiveness, sufficiency or enforceability of this Agreement or any other Loan Documents, or the validity, genuineness, execution, perfection or priority of Liens created or reaffirmed by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral or other security.
Each of the Banks shall use its best efforts to provide the other Banks with any credit or other material information which comes into the possession of such Bank on or before a Default or Event of Default or at any time thereafter with respect to the operations, business, property condition or creditworthiness of the Borrowers but no Bank shall have any liability to any other
Bank for its inadvertent failure to do so.  Each
Bank, upon the request of another Bank, shall deliver to such other bank any financial statement, report, certificate or other document required to be delivered to the Banks pursuant to Section 5.1 which the requesting Bank did not receive. Except as explicitly provided herein, neither the Administrative Agent nor any Bank has any duty or responsibility, either initially or on a continuing basis, to provide any other Bank with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before a Default or an Event of Default or at any time thereafter.

8.7. Agent and Affiliates. With respect to the Loans made by it and the Notes issued to it, each Agent, in its individual capacity, shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not an Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include each Agent in its individual capacity. Each Agent, in its individual capacity, and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrowers, or either of them, and any person or entity who may do business with or own securities of the Borrowers, or either of them, all as if it were not an Agent and without any duty to account therefor to the Banks.

8.8. Indemnification. The Banks jointly and severally agree to indemnify and hold harmless the Administrative Agent and its officers, directors, employees and agents (to the extent not reimbursed by the Borrowers), ratably according to their respective Commitments, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or any of its officers, directors, employees or agents, in any way relating to or arising out of any investigation, litigation or proceeding concerning or relating to the transaction contemplated by this Agreement or any of the other Loan Documents, or any of them, or any action taken or omitted by the Administrative Agent or any of its officers, directors, employees or agents, under any of the Loan Documents; provided, however, that no Bank shall be liable for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its officers, directors, employees or agents. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for such Bank's proportionate share of any out-ofpocket expenses (including counsel fees) incurred by Administrative Agent or its officers, directors, employees or agents in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under any of, the Loan
Documents, to the extent that the Administrative
Agent is not reimbursed for such expenses by the Borrowers.

8.9. Successor Administrative Agent.  The
Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving thirty (30) days' prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative
Agent hereunder; provided that prior to the occurrence of a Default the Borrowers shall consent (which consent shall not be unreasonably withheld) thereto. If no successor
Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative
Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any state thereof and having a combined capital and surplus of at least
$200,000,000.00. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative
Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring
Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.
After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Loan Documents, the provisions of this
Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan

Documents. 8.10.     Agents' Fees.  The Borrowers
agree to pay to CBT, for its own account, the fees agreed to by QDI and CBT pursuant to the Fee
Letter, or as otherwise agreed from time to time.

8.11.     Collateral Matters.  The Administrative
Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to the Security Documents or any collateral thereunder which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral granted pursuant to the Security
Documents. The Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any collateral (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Borrowers known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (iv) if approved, authorized or ratified in writing by all the Banks. Upon request by the Administrative Agent at any time the Banks will confirm in writing the Administrative Agent's authority to release particular types or items of collateral pursuant to this Section 8.11, provided that the absence of any such confirmation for whatever reason shall not affect the Administrative Agent's rights under this Section 8.11.

ARTICLE IX.
AMENDMENT AND RESTATEMENT

9.1. Amendment and Restatement of Existing Credit
Agreement. The Borrowers, the Banks, and the
Agents agree that, upon the execution and delivery by each of the parties hereto of this Agreement and satisfaction of the conditions set forth in Article III, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provision of this Agreement. It is the intention of the parties to this Agreement that this Agreement not constitute a novation of the obligations under the Existing
Credit Agreement and shall not operate as a novation, waiver of any right, power or remedy of the Administrative Agent or any Bank nor constitute an amendment or a waiver of any provision of the Loan Documents, except as expressly set forth herein and shall be limited to the particular instance expressly set forth herein. All Loans made and Obligations incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement. From and after the Effective Date, the Existing Credit Agreement shall be amended and restated hereby and all references herein to "hereunder," "hereof," or words of like import and all references in any other Loan Document to the "Credit Agreement" or words of like import shall mean and be a reference to the Existing
Credit Agreement as amended and restated hereby.

9.2. Master Assignment.  Prior to the Effective
Date, the Commitment of each of the Existing
Banks under the Existing Credit Agreement are equal to the amounts set forth opposite the Bank's name in Part A to Schedule I. As of the
Effective Date, each of the Banks' Commitments shall equal the amounts set forth opposite such Bank's name in Part B of Schedule I and each such Banks' outstanding Obligations and rights and duties hereunder shall be allocated ratably according to its new Percentage. To effect such reallocation, the parties hereto agree as follows:

(a) Assignment and Assumption. Each of the Banks whose Percentage on the Effective Date is less than its Percentage prior to the Effective Date
(the "Assignors") hereby sell and assign to the other Banks (the "Assignees"), and each of the Assignees hereby purchases and assumes from the Assignors, as of the Effective Date an interest in and to the Assignors' rights and obligations under the Agreement (including without limitation the Assignor's Commitment, outstanding Loans and other Obligations and rights and obligations with respect to Letters of Credit), such that after giving effect to such assignment, the Commitment of each of the Assignees and each of the Assignors shall equal the amounts set forth in Part B of Schedule I opposite such Bank's name.
As of the Effective Date, each of the Assignees shall have the rights and obligations of a Bank under the Loan Documents with respect to the rights and obligations assigned to the Assignees hereunder by the Assignors and each of the Assignors shall relinquish its rights and be released from its Obligations under this Agreement with respect to the rights and obligations assigned to the Assignees hereunder.
From and after the Effective Date, any Existing
Bank which shall not have a Commitment as of the Effective Date shall no longer constitute a "Bank" for purposes of this Agreement, but shall retain its rights as an Assignor against the Assignees pursuant to paragraphs (b) and (e) hereof. The Administrative Agent hereby waives the processing fee for the assignments pursuant to this Section
9.2 provided for in Section 10.10(b) of this Agreement.

(b)  Payment Obligations.  On and after the
Effective Date, each of the Assignees shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. Each of the Assignees shall advance funds directly to the Administrative Agent with respect to all Advances and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. In consideration for the sale and assignment of Loans hereunder, the Assignees shall pay on the Effective Date to the Administrative Agent for the ratable account of the Assignors an amount for each Assignee equal to the principal amount of the portion of all Loans assigned to such Assignee hereunder. Each of the Assignees will also promptly remit to the Administrative Agent for the ratable benefit of the Assignors any amounts of interest on Loans and fees received from the Administrative Agent which relate to the portion of the Loans assigned to the Assignees hereunder for periods prior to the Effective Date and not previously paid by the Assignees to the Assignors. In the event that any party hereto receives any payment to which any other party hereto is entitled, then the party receiving such amount shall promptly remit it to the Administrative Agent on behalf of the other party hereto. In no event will the Effective
Date occur if the payments required to be made by each of the Assignees to the Administrative Agent for the account of the Assignors under this paragraph (b) are not made on the proposed
Effective Date.

(c) Representations of the Assignors; Limitation of the Assignors' Liability. Each of the Assignors represents and warrants that with respect to its interest assigned hereby, it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the respective Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignors and that the Assignors make no other representation or warranty of any kind to the Assignees. Neither the Assignors nor any of their respective, officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Documents, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents,
(iii) the financial condition or creditworthiness of the Borrowers or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrowers, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, Letters of Credit or the Loan
Documents.

(d) Representations of the Assignees. Each of the Assignees (only as to itself)
(i) confirms that as of the Effective Date, it is a Bank under this Agreement and has received a copy of the Agreement and the other Loan
Documents, together with copies of the financial statements requested by such Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Agreement; (ii) agrees that it will, independently and without reliance upon CBT or the Assignors or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan
Documents; and (iii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA.

(e) Indemnity. Each of the Assignees severally agrees to indemnify and hold harmless the Assignors against any and all losses, cost and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by it in connection with or arising in any manner from such Assignee's nonperformance of the obligations assumed under this Section 9.2.

(f)  Subsequent Assignments.  After the Effective
Date, each of the Banks shall have the rights pursuant to Section 10.10 of this Agreement to assign the rights which are assigned to such Assignee hereunder to any entity or person, provided that, unless the prior written consent of the Assignors is obtained, the Assignee is not thereby released from its obligations to the Assignors hereunder, if any remain unsatisfied, including, without limitation, its obligations under paragraphs (b) and (e) hereof.

9.3. Replacement Notes. The Borrowers shall execute and deliver replacement Notes to each of the Banks. Each of the Notes amends and restates and is issued in substitution for each of the Existing Notes. On the Effective Date: (a) each of the Existing Banks shall return its Existing
Note to the Borrowers; (b) each of the Banks shall receive a new Note in the principal amount of such Bank's Commitment; and (c) all loans made pursuant to the Existing Credit Agreement outstanding on such date shall be deemed to be Loans hereunder by the Banks, ratably in accordance with their respective Commitments, shall be evidenced by the Notes, and shall be entitled to all of the benefits and bear all of the obligations of this Agreement.

9.4. Security Documents. Each of the Borrowers hereby acknowledges and agrees that the Obligations, including the Notes, all Advances now outstanding or hereafter made hereunder and all amounts now or hereafter owing to the Administrative Agent and the Banks under or pursuant to this Agreement or any other Loan
Document and all Rate Hedging Obligations owing by the Borrowers and/or their Subsidiaries to the Bank or any Bank, shall be secured under and pursuant to the Note Pledge Agreement, the Pledge
Agreement, the Security Agreement and each and every other Security Document and that all references therein to the "Credit Agreement" shall be deemed a reference to this Agreement and all capitalized terms not otherwise defined therein shall have the meanings ascribed thereto in this Agreement.

9.5. Release of Subject Assets. Each of the Banks hereby authorizes the Administrative Agent, upon the later of the Effective Date or the consummation of a Mortgage Transaction, to release any and all security interests or liens granted to the Administrative Agent, for the benefit of the Banks, under any Security
Documents in the Subject Assets which are being disposed of in a Mortgage Transaction and to execute such other documents and instruments as may be necessary to evidence such release.

ARTICLE X.
MISCELLANEOUS

10.1.     Waivers, Amendments; etc. The
provisions of this Agreement, including the closing conditions set forth herein, may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Banks; provided, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following:
(a) waive any of the conditions specified in
Article III, (b) increase the Commitments of the Banks or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder, or (f) amend this Section 10.1 or (g) except as specifically permitted hereby or thereby, release or impair the security interest in any of the collateral granted to the Administrative Agent, for the benefit of the Banks, under the Security Documents or discharge any Subsidiary Guarantor; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.
No failure or delay on the part of the
Administrative Agent, any Bank or the holder of any Note in exercising any power or right under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrowers in any case shall entitle it to any notice or demand in similar or other circumstances.

10.2.     Payment Dates.  Whenever any payment to
be made hereunder by or to the Banks or to the holder of any Note shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business
Day, and such extension of time shall be included in computing the fees or interest payable on such next succeeding Business Day.

10.3.     Notices.  All communications and
notices provided under this Agreement shall be in writing by mail, telecopy or personal delivery and if to the Borrowers addressed or delivered to QDI at its address shown on the signature page hereof or if to the Administrative Agent or the Banks delivered to it at the address shown on the signature page hereof, or to any party at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed properly addressed, shall be deemed given upon the third Business Day after the placing thereof in the United States mail, postage prepaid; any notice shall be deemed given when transmitted by telecopier or when personally delivered.

10.4.     Costs and Expenses.  The Borrowers
agree to pay, or reimburse, the Administrative
Agent for all reasonable expenses for the preparation of this Agreement, including exhibits, and the Loan Documents and any amendments hereto or thereto or consents or waivers hereunder or thereunder as may from time to time hereafter be required thereby or by the transactions contemplated hereby, including, but not limited to, the fees and out-ofpocket expenses of the Administrative
Agent, charges and disbursements of special counsel to the Administrative Agent from time to time incurred in connection with the preparation and execution of this Agreement and any document relevant to this Agreement, including the Loan
Documents, any amendments hereto or thereto, or consents or waivers hereunder or thereunder, and the consideration of legal questions relevant hereto and thereto. The Borrowers agree to pay, or reimburse, the Administrative Agent and each Bank upon demand for all reasonable costs and expenses
(including attorneys', auditors' and accountants' fees and expenses) arising out of the transactions contemplated by this Agreement and the Loan Documents, in connection with any work-out or restructuring of the transactions contemplated hereby and by the Loan Documents and any collection or enforcement of the obligations of the Borrowers hereunder or thereunder, whether or not suit is commenced, including, without limitation, reasonable attorneys' fees and legal expenses in connection with any appeal of a lower court's order or judgment. The obligations of the Borrowers under this Section 10.4 shall survive any termination of this Agreement.

10.5.     Indemnification.  In consideration of
the execution and delivery of this Agreement by the Administrative Agent and the Banks, the Borrowers agree to indemnify, exonerate and hold the Administrative Agent, each Bank and their respective officers, directors, employees and agents (the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, claims, damages, penalties, judgments, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements and all expenses of litigation or preparation therefor whether or not the Administrative
Agent or such Bank is a party thereto (the "Indemnified
Liabilities"), incurred by the Indemnified
Parties or any of them as a result of, or arising out of, or relating to:

(a) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds of any Advance, or

(b)  the execution, delivery, performance or
enforcement of this Agreement, the Loan Documents or any document executed pursuant hereto or thereto by any of the Indemnified Parties,

except for any such Indemnified Liabilities arising on account of such Indemnified Party's breach of contract or such Indemnified Party's gross negligence or willful misconduct in violation of law or in tort. The provisions of this Section
10.5 shall survive termination of this Agreement and payment in full of the Notes.

10.6.     Severability.  Any provision of this
Agreement or the Notes executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the Notes or affecting the validity or enforceability of such provision in any other jurisdiction.

10.7.     Cross-References. References in this
Agreement to any Section or Article are, unless otherwise specified, to such Section or Article of this Agreement.

10.8.     Headings.  The various headings of this
Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

10.9.     Governing Law.  This Agreement and the
Notes shall each be deemed to be a contract made under and governed by the internal laws (and not the law of conflicts) of the State of Indiana.

10.10.    Successors and Assigns. (a)  This
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns except that:
(i)neither of the Borrowers may assign or transfer its rights hereunder without the prior written consent of each of the Banks; and (ii) any assignment by a Bank must be made in compliance with subsection (b) below.
Notwithstanding clause (ii) of this subsection
(a), any Bank may at any time, without the consent of Borrowers or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve
Bank; provided, however, that no such assignment shall release the transferor Bank from its obligations hereunder. Except to the extent otherwise required by its context, the word
"Bank" where used in this Agreement shall mean and include any such assignee and such assignee shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto.

(b) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or a portion of its rights and obligations under this Agreement
(including, without limitation, its Commitments, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with the provisions of this subsection (b). Each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Bank's rights and obligations under this Agreement. Such assignment shall be substantially in the form of Exhibit D hereto and shall not be permitted hereunder unless (i) such assignment is for all of such Bank's rights and obligations under the Loan Documents or (ii) the amount of the Commitment assigned by the assigning Bank pursuant to each assignment shall be at least $10,000,000 and the amount of the Commitment retained by the assigning Bank shall be at least $10,000,000. The consent of the Administrative
Agent (which consent shall not be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to a transferee which is not a Bank or an Affiliate thereof if at the time of such assignment no Event of Default shall have occurred and is continuing. In addition, the consent of the Borrowers shall be required (which consent shall not be unreasonably withheld or delayed) prior to an assignment becoming effective if such assignment is at a time when no Default or Event of Default has occurred and is continuing. Upon (i) delivery to the Administrative Agent of an executed
Assignment Agreement, together with any required consents and (ii) payment of a $2,000 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Assignment Agreement. On and after the effective date of such assignment, such transferee, if not already a Bank, shall for all purposes be a Bank party to this Agreement and any other Loan Documents executed by the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Banks or the Administrative Agent shall be required to release the transferor Bank with respect to the percentage of the Commitment, Loans and Letter of Credit participations assigned to such transferee Bank. Upon the consummation of any assignment pursuant to this
Section 10.10, the Administrative Agent and the
Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such transferee
Bank, in each case in principal amounts
reflecting their Commitment, as adjusted pursuant to such assignment.

(c) Each Bank may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it, its interest as an issuer with respect to Letters of Credit, its participations in Letters of Credit and its obligation to participate in additional Letters of Credit hereunder);
provided, however, that (i) such Bank's
obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Section 2.3 to the extent of the Bank selling such participation and the Borrowers' aggregate obligations with respect to
Section 2.3 shall not be increased by reason of such participation, and (iv) the Borrowers, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right (and shall not limit its rights) to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to any fees payable hereunder (to the extent such participants are entitled to such fees) or the amount of principal of or the rate at which interest is payable on the Loans, or the dates fixed for payments of principal of or interest on the Loans).

10.11.    Execution in Counterparts.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.12.    Joint and Several Liability.  The
obligations of the Borrowers to make payment of the Obligations hereunder and under the Notes are joint and several. The Administrative Agent may proceed directly against either or both of the Borrowers to obtain performance of and to collect and recover the full amount, or any portion, of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations.

10.13.    Financial Information. Each Borrower
assumes responsibility for keeping itself informed of the financial condition of the other
Borrower and any and all endorsers and/or other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and such Borrower agrees that the Administrative
Agent and the Banks shall have no duty to advise such Borrower of information known to them regarding such condition or any such circumstances.

10.14.    Consent to Jurisdiction. EACH OF THE
BORROWERS HEREBY IRREVOCABLY SUBMITS TO THE
JURISDICTION OF ANY INDIANA STATE OR FEDERAL
COURT SITTING IN SOUTH BEND, INDIANA, OVER ANY
ACTION OR PROCEEDING ARISING OUT OF OR RELATING
TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN
DOCUMENT AND EACH OF THE BORROWERS HEREBY
IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF
SUCH ACTION OR PROCEEDING MAY BE HEARD AND
DETERMINED IN SUCH ILLINOIS STATE OR FEDERAL
COURT.  EACH OF THE BORROWERS HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY
DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO
THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.
EACH OF THE BORROWERS IRREVOCABLY CONSENTS TO THE
SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT
AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY
SUCH ACTION OR PROCEEDING BY THE MAILING BY
UNITED STATES CERTIFIED MAIL, RETURN RECEIPT
REQUESTED, OF COPIES OF SUCH PROCESS TO THE
BORROWER'S ADDRESS SPECIFIED IN SECTION 10.3.
EACH OF THE BORROWERS AGREES THAT A JUDGMENT,
FINAL BY APPEAL OR EXPIRATION OF TIME TO APPEAL
WITHOUT AN APPEAL BEING TAKEN, IN ANY SUCH ACTION
OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE
ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE
JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
NOTHING IN THIS SECTION 10.14 SHALL AFFECT THE
RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO SERVE
LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY
LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE
AGENT OR ANY BANK TO BRING ANY ACTION OR
PROCEEDING AGAINST THE BORROWERS OR EITHER OF
THEM, OR THEIR RESPECTIVEPROPERTY IN THE COURTS
OF ANY OTHER JURISDICTION.

10.15.    Waiver of Jury Trial. EACH OF THE
BORROWERS, THE AGENT AND THE BANKS HEREBY
IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN
ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING
OUT OF OR RELATING TO THIS AGREEMENT OR ANY NOTE,
OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED
HEREUNDER OR THEREUNDER.
[The rest of this page intentionally left blank.]


               IN WITNESS WHEREOF, the parties
hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

QUALITY DINING,INC.
Address:  4220 Edison Lakes Parkway
          Mishawaka, Indiana 46545
          Attention:  John C.
          Firth Executive Vice President, General
               Counsel and Secretary

with a copy to:  David M. Findlay,
                 Senior Vice President Finance


               By:_______________________
                 John C. Firth
                 Executive Vice President,
                 General Counsel and
                 Secretary


               GAGHC, INC.


               By:______________________
                  David M. Findlay
                  Vice President


               CHASE BANK OF TEXAS,
               NATIONAL ASSOCIATION, in its individual
               capacity and as Administrative Agent
               Address:  712 Main Street
                         Houston, Texas
                         77002-8059
                         Attention:  Manager, Franchise System Finance


               By:__________________________
               Name:________________________
               Title:_______________________


NBD BANK, N.A., in its individual capacity and as Documentation Agent
     Address:  One Indiana Square Suite 7028
               Indianapolis, IN 46266
Attention:  John C. Otteson


               By:_________________________
               Name:_______________________
               Title:______________________



               LASALLE BANK N.A.
               (formerly, LaSalle National Bank)
                       Address:  120 S. LaSalle Street
                       Chicago, IL 60603
                       Attention:   David Knapp


               By:________________________
               Name:______________________
               Title:_____________________



                       NATIONSBANK, N.A., in its individual capacity and as Co-Agent
                        Address:  600 Peachtree Street, NE, 19th Floor
                                  Atlanta, GA   30308
                                  Attention: Michelle Sommerset-Brown


               By:_________________________
               Name:_______________________
               Title:______________________


THE NORTHERN TRUST COMPANY
Address:  50 S.LaSalle
Street, B-2
Chicago, IL  60675
Attention: Art Fogel


               By:_________________________
               Name:_______________________
               Title:______________________


KEYBANK NATIONAL ASSOCIATION
(successor in interest to SOCIETY NATIONAL BANK)
Address:  127 Public Square OH-01-27-0606
Cleveland, OH 44114
Attention:  Mark LoSchiavo

                 By:_______________________
               Name:_______________________
               Title:______________________


SUNTRUST BANK, CENTRAL FLORIDA, N.A.
Address:  c/o SunTrust Banks, Inc.
          201 Fourth Avenue North
          3rd Floor
          Nashville, TN  37219
Attention:  Vipul H. Patel
            Vice President

               By:________________________
               Name:______________________
               Title:_____________________



SCHEDULE I

PART A

EXISTING COMMITMENTS

Bank                                         Commitment            Percentage
----------------------------------------     --------------        ----------
Chase Bank of Texas National Association     $26,000,000.00        20.00%

NBD Bank, N.A.                               $26,000,000.00        20.00%

LaSalle Bank N.A.                            $21,666,666.67        16.67%

NationsBank, N.A.                            $17,333,333.33        13.33%

SunTrust Bank, Central Florida, N.A.         $17,333,333.33        13.33%

The Northern Trust Company                   $13,000,000.00        10.00%

Key Bank N.A.                               $  8,666,666.67         6.67%



PART B

COMMITMENTS AS OF EFFECTIVE DATE


Bank                                        Commitment             Percentage
----------------------------------------    --------------         ----------
Chase Bank of Texas National Association    $16,000,000.00         20.00%

NBD Bank, N.A.                              $15,000,000.00         18.75%

NationsBank, N.A.                           $15,000,000.00         18.75%

LaSalle Bank N.A.                           $13,336,000.00         16.67%

SunTrust Bank, Central Florida,N.A.         $10,664,000.00         13.33%

The Northern Trust Company                  $10,000,000.00         12.50%

Key Bank N.A.                                       --0--               0 %



ANNEX I

LIST OF JURISDICTIONS IN WHICH THE BORROWER IS
QUALIFIED TO DO BUSINESS


See attached


ANNEX II

LIST OF SUBSIDIARIES; JURISDICTION OF


INCORPORATION AND STOCK OWNERSHIP


See attached


ANNEX III


INDEBTEDNESS; LIENS


See attached


ANNEX IV


INVESTMENTS


See attached

ANNEX V


DESCRIPTION OF REAL PROPERTY

See attached









EXHIBIT A




[Form of Note]

PROMISSORY NOTE


$__________                               __________, 199_ Mishawaka,Indiana

FOR VALUE RECEIVED, QUALITY
DINING, INC., an Indiana corporation, and GAGHC, Inc., a Delaware corporation (collectively together with their successors and assigns, the "Borrowers"), hereby promise, jointly and severally, to pay to ____________________ (the
"Holder"), the principal sum of __________
DOLLARS ($__________), or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances (as defined in the hereinafter defined Credit Agreement) made by the Holder to the Borrowers, or either of them, under the Credit Agreement, on the Termination Date (as defined in the Credit Agreement) and to pay interest on the unpaid principal amount of each Advance, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America and in immediately available funds to the Administrative Agent (as defined in the Credit
Agreement) to such domestic account as the Administrative Agent may designate. The date, amount and type of each Advance made by the Holder to the Borrowers, or either of them, and each payment made on account of the principal thereof, shall be recorded by the Holder on its books and, prior to any transfer of this Note, endorsed by the Holder on the schedule attached hereto or any continuation thereof; provided that the Holder's failure to make any such recordation or notation shall not affect the Obligations of the Borrowers hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Third Amended and Restated Revolving Credit Agreement
(as amended from time to time, the "Credit Agreement") dated as of May 11, 1999 by and between the Borrowers, the banks party thereto (the "Banks"), Chase Bank of Texas
National Association, as administrative agent
(the "Administrative Agent"), NBD Bank, N.A., as documentation agent, and NationsBank, N.A.
(South), as CoAgent, which amends and
restates the Second Amended and Restated
Revolving Credit Agreement dated as of September
11, 1998 by and between the Borrowers, the banks party thereto and Chase Bank of Texas National
Association, as administrative agent for the Banks and NBD Bank, N.A., as documentation agent
(the "Existing Credit Agreement"). This Note amends and restates and is issued in substitution for a Promissory Note dated September 11, 1998
(the "Existing Note") issued by the Borrowers pursuant to the Existing Credit Agreement and evidences Advances made thereunder. This Note does not constitute a novation of the obligations of the Borrowers under the Existing Note.
Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for
the acceleration of the maturity of the Advances evidenced by this Note upon the occurrence of certain events and for prepayments of Advances upon the terms and conditions specified therein.
This Note is secured by a Subsidiary Guaranty issued by certain Wholly-Owned Subsidiaries of Quality Dining, Inc. in favor of the Administrative Agent for the benefit of the Banks, by certain assets of the Borrowers and their respective Subsidiaries pursuant to the Pledge Agreement, the Security Agreement and the
Note Pledge Agreement and may now or hereafter be secured by one or more other security agreements, pledge agreements, assignments,mortgages, guaranties, instruments or agreements of the Borrowers or any other Person.

The Borrowers hereby waivedemand, presentment, protest and notice of nonpayment and protest.

THIS NOTE SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE
INTERNAL LAWS OF THE STATE OF INDIANA.


QUALITY DINING, INC.


               By:_________________________
                 John C. Firth
                 Executive Vice President,
                 General Counsel and
                 Secretary


               GAGHC, INC.,
               By:___________________
                 David M. Findlay
                 Vice President




Schedule to Promissory Note


                                                            Date Principal
Date of Advance   Amount of Advance    Type of Advance      of Advance Repaid
---------------   -----------------    ---------------      -----------------





EXHIBIT B

NOTICE OF BORROWING


CHASE BANK OF TEXAS NATIONAL ASSOCIATION, as
Administrative Agent
712 Main Street
Houston, Texas   77002-8059

Attention:                                    ________, 19__
                                              (Date of Notice)
Ladies and Gentlemen:
The undersigned, [Quality
Dining, Inc., an Indiana corporation] [GAGHC,
Inc., a Delaware corporation], refers to the Third Amended and Restated Revolving Credit
Agreement, dated as of May 11, 1999 (said Third
Amended and Restated Revolving Credit Agreement, as amended, modified or supplemented from time to time being the "Agreement") by and between Quality Dining, Inc. and GAGHC, Inc., as borrowers, the banks party thereto, Chase Bank of Texas National Association, as administrative agent, NBD Bank, N.A., as documentation agent, and NationsBank, N.A. (South), as Co-Agent. The terms used herein shall have the meanings ascribed thereto in the Agreement. Pursuant to the terms of the Agreement the undersigned hereby requests an Advance under the Agreement, and in that connection sets forth below the information relating to such Advance (the "Proposed
Advance"):

(i)  The borrowing date (which shall be a
Business Day) of the Proposed Advance is
__________, 19__.

(ii) The aggregate amount of the Proposed Advance is $_________.

(iii) The Proposed Advance is to be made as the following type(s) of Loan:

      (A)  $______________Base Rate Loan; or
      (B)  $______________LIBOR Base Loan.

(iv) If the Proposed Advance is to be made as a LIBOR Base Loan, the Interest Period applicable thereto is________months.

                   The undersigned confirms that
the conditions precedent set forth in Article
III of the Agreement are satisfied as of the date hereof.

[QUALITY DINING, INC.]
[GAGHC, INC.]

 By:__________________________________ ___
Its: ________________________________


EXHIBIT C


LEGAL OPINION OF COUNSEL


The opinion of counsel for the Borrowers shall be addressed to the Agents and each of the Banks and shall be to the effect that:

1. Each of the Borrowers and the
Subsidiary Guarantors (other than Grady's, Inc.
as to which I express no opinion and Grady's
American Grill, LP and GAGLC, Inc. (the "Texas
Entities") which are addressed in paragraph 2 below) is a corporation organized and validly existing in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to carry on the business now being conducted by it and to own its property and to enter into and perform the Credit Agreement and the Reaffirmation of Subsidiary Guaranty to which it is a party.

2.    Grady's American Grill,
LP is a limited partnership organized and validly existing in good standing under the laws of the State of Texas and has all requisite power and authority to carry on the business now being conducted by it and to enter into and perform the Subsidiary Guaranty. GAGLC, Inc. is a corporation organized and validly existing in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on the business now being conducted by it and to own its property and to enter into and perform the Reaffirmation of Subsidiary Guaranty. In expressing the opinions set forth in this paragraph 2, I have relied on the opinions of Munsch Hardt Kopf Harr & Dinan,
P.C. dated December 20, 1995
and October 31, 1997 (the "Texas Opinions").

3. Each of the Borrowers and each
of the Subsidiary Guarantors (other than Grady's, Inc. as to which I express no opinion) is duly qualified and in good standing as a foreign corporation in the jurisdictions enumerated in Annex I and Annex attached to this opinion and such jurisdictions are all of the jurisdictions where the nature of their business or the character of their properties makes such qualification or licensing necessary.

4. Each of the Credit Agreement and the Reaffirmation of Subsidiary Guaranty have been duly authorized by proper corporate (or partnership) action on the part of the Borrowers and the Subsidiary
Guarantors (other than Grady's, Inc. as to which I express no opinion) which are party thereto and have been duly executed and delivered by an authorized officer (or general partner) of each of such Borrowers and Subsidiary
Guarantors. Each of the Credit Agreement and the Reaffirmation of Subsidiary Guaranty constitutes the legal, valid and binding obligations of the Borrowers and the Subsidiary Guarantors which are a party thereto, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law). In expressing the opinions set forth in this paragraph 4 that relate to the Texas
Entities, I have relied on the Texas Opinions. I am not aware of changes in business or operations of the Texas Entities since December 20, 1995 which could affect such opinions.

4. Each of the Security Documents creates an enforceable security interest in favor of the Administrative Agent for the benefit of the Banks in the collateral described therein, which is subject to Article 9 of the Indiana Uniform
Commercial Code as security for the payment, to the extent set forth therein, of the Obligations.

5. No authorization, approval or consent of any governmental or regulatory body is necessary or required in connection with the lawful execution, delivery and performance by the Borrowers and the Subsidiary Guarantors (other than Grady's, Inc.
as to which I express no opinion) of the Credit
Agreement and the Reaffirmation of Subsidiary
Guaranty.

6.   The execution and delivery of the Credit
Agreement and the Reaffirmation of Subsidiary
Guaranty and compliance with the terms thereof by the Borrowers and the Subsidiary Guarantors will not conflict with, or result in any breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the Property of the Borrowers or the Subsidiary Guarantors pursuant to the provisions of the articles of incorporation, by-laws or other charter document of the Borrowers or the Subsidiary Guarantors or any loan agreement under which Borrowers or the Subsidiary Guarantors are bound, or other agreement or instrument under which the Borrowers or the Subsidiary Guarantors or their Property is bound.

7. There are no actions, suits or proceedings pending or, to the best of my knowledge after due inquiry, threatened against, or affecting the Borrowers or the Subsidiary Guarantors at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which (i) would contest or affect the execution, validity or performance of any of the Loan Documents, or
(ii) could result, either individually or collectively, in a Material Adverse Occurrence, except as disclosed in Quality Dining, Inc.'s
Report on Form 10-Q for the quarter ended
February 14, 1999.

8.   Each of the Borrowers and the Subsidiary
Guarantors have all franchises, permits, licenses and other authority as are material to enable them to carry on their business as now being conducted and as proposed to be conducted, and they are not in default under any of such franchises, permits, licenses or other authority, which defaults could, individually or in the aggregate, result in a Material Adverse
Occurrence.

9.   The execution and delivery of the Credit
Agreement and the Reaffirmation of Subsidiary Guaranty and the performance thereof by the Borrowers and the Subsidiary Guarantors will not result in a breach or violations of any of the terms, conditions, or provisions of any law or regulation (including any usury laws), order, writ, injunction or decree of any court or governmental authority applicable to the Borrowers or the Subsidiary
Guarantors.

10.  None of the Borrowers or Subsidiary
Guarantors is (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company" or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility
Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal
Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person", as such terms are defined in the Investment Company Act of 1940, as amended.

11. All of the issued and outstanding shares of capital stock of each of the Subsidiary
Guarantors (other than Grady's Inc. as to which I express no opinion) have been duly and validly issued, are fully paid and nonassessable and are owned by Quality Dining, Inc., and/or a subsidiary of Quality Dining, Inc. as reflected on Annex II attached to this opinion free and clear of any lien or encumbrance. The general partner and limited partner of Grady's American Grill, LP are Grady's American Grill Restaurant Corporation and GAGHC, Inc., respectively.

EXHIBIT D

FORM OF ASSIGNMENT AGREEMENT


     Reference is made to the Third Amended and Restated Revolving Credit Agreement dated as of
May 11, 1999 (the "Credit Agreement") among
Quality Dining, Inc. an Indiana corporation, and
GAGHC, Inc., a Delaware corporation (collectively the "Borrowers"), the Banks party thereto (the
"Banks"), Chase Bank of Texas, National
Association, as administrative agent (in such capacity, the "Administrative Agent"), NBD Bank,
N.A., as documentation agent, and NationsBank, N.A., as co-agent. Terms defined in the Credit
Agreement are used herein with the same meanings.
___________________________________ __ (the
"Assignor") and
___________________________________ _______ (the
"Assignee") agree as follows:

     1.   The Assignor hereby sells and assigns
to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ___% interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Commitment, such percentage interest of the Assignor's participations in Letters of Credit on the Effective Date and such percentage interest in each Loan owing to the Assignor outstanding on the Effective Date, together with such percentage interest in all unpaid interest and Commitment Fees accrued to the Effective Date).

2. The Assignor represents that as of the date hereof (without giving effect to assignments thereof which have not yet become effective): (i) its Commitment is $__________,
(ii) the outstanding principal balance (unreduced by any assignments thereof which have not yet become effective) of its Note is $________________ and the stated amount of its participations in Letters of Credit is $______________. The
Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit
Agreement, any other Legal Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any of their Subsidiaries or the performance or observance by the Borrowers or any of their Subsidiaries of any of their respective obligations under the Credit
Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other person which has become a Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as is delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (v) agrees that it will be bound by the provisions of the Credit
Agreement and will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

4.   The effective date of
this Assignment and Acceptance shall be
_______________ (the "Effective Date").

     5.   From and after the Effective Date, (i)
the Assignee shall be a party to the Credit
Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Bank thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the
Credit Agreement.

 6.   This Assignment and Acceptance shall
be governed by and construed in
accordance with the internal laws (and not the law of conflicts) of the State of Illinois.

[NAME OF ASSIGNOR],

by
___________________________________
Title:

[NAME OF ASSIGNEE],

by ____________________________________
     Title:

     The Effective Date must be at least five
Business Days after the delivery of the executed
Assignment Agreement to the Agent.